                                                                    EXHIBIT 99.1

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)

                              FINANCIAL STATEMENTS

           RESTATED TO REFLECT THE ADOPTION OF THE FULL COST METHOD OF
                      ACCOUNTING FOR OIL AND GAS PROPERTIES

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)

                          Index to Financial Statements

Report of Independent Registered Public Accounting Firm          F-1

Consolidated Balance Sheets                                      F-2

Consolidated Statements of Operations                            F-3

Consolidated Statements of Stockholders' Equity                  F-4

Consolidated Statements of Cash Flows                            F-16

Notes to Financial Statements                                    F-18

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Continental Southern Resources, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Continental Southern Resources, Inc. (a development stage entity) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended and for the period January 13, 2000 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental Southern, Resources, Inc. as of December 31, 2003 and 2002, and the results of operations, changes in stockholders' equity and its cash flows for the years then ended and for the period January 13, 2000 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

In 2004 and as described in Note 2 of the financial statements, the Company changed its method of accounting for oil and gas operations from the successful efforts method originally used to the full cost method. In accordance with the guidance of Accounting Principles Board Opinion 20 "Reporting a Change in Accounting Principle" this change was retroactively applied to all periods presented in these financial statements.

L J SOLDINGER ASSOCIATES LLC

Deer Park, Illinois
March 16, 2004 (Except for Note 2,
as to which the date is June 15, 2004)

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                           CONSOLIDATED BALANCE SHEETS

                                                                                             December 31,
                                                                                     ------------------------------
                                                                                         2003               2002
                                                                                     ------------      ------------
                                                      ASSETS
Current Assets
   Cash and cash equivalents                                                         $     56,680      $    329,768
   Notes receivable - related party                                                       837,928           483,117
   Other receivables                                                                       87,080           205,642
   Interest receivable - related party                                                    158,382            53,800
   Marketable securities - related party                                                  207,480           245,020
   Marketable securities                                                                  512,000           600,000
   Prepaid expenses and advance payments to operators                                     260,644           325,772
   Other current assets                                                                 1,200,550                 -
                                                                                     ------------      ------------
                Total Current Assets                                                    3,320,744         2,243,119

Property, and equipment:
   Oil and gas properties using full cost method:
      Proved oil and gas properties, net                                                   71,037                 -
      Oil and gas properties excluded from amortization                                 6,342,245        18,977,656
   Other, net                                                                               9,370             7,608
Marketable securities - noncurrent                                                              -         2,417,021
Equity interests in oil and gas properties                                              2,838,536         1,373,491
                                                                                     ------------      ------------
                                                                                     $ 12,581,932      $ 25,018,895
                                                                                     ============      ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable and accrued expenses                                             $  5,235,725      $  1,932,052
   Accounts payable and accrued expenses - related party                                        -           787,808
   Deferred equity option                                                                 870,000                 -
   Convertible notes                                                                    3,242,654           737,839
   Note payable - related party                                                             3,500                 -
   Other                                                                                   20,143                 -
                                                                                     ------------      ------------
                Total Current Liabilities                                               9,372,022         3,457,699
                                                                                     ------------      ------------
Minority Interest                                                                          29,505            85,773
                                                                                     ------------      ------------
Commitments and Contingencies
Stockholders' Equity
   Preferred stock, Series A; $.001 par value; authorized - 9,500,000 shares;
      shares issued and outstanding - 4,090,713 at 2003 and 2002
      (Liquidation preference: $4,608,870)                                                  4,091             4,091
   Preferred stock, Series B; $.001 par value; authorized - 500,000 shares;
      shares issued and outstanding - 143,427 at 2003 and 2002
      (Liquidation preference: $15,585,675)                                                   144               144
   Preferred stock, Series C; $.001 par value; authorized - 1,500,000 shares;
        shares issued and outstanding - 477,500 at 2003 and 0 at 2002
        (Liquidation preference: $4,940,625)                                                  478                 -
   Common stock; $.001 par value; authorized - 150,000,000 shares; shares issued and outstanding - 37,144,668 at 2003 and 31,699,834 at
        2002; and 0 shares issuable at 2033 and 1,017,644 at 2002                          37,145            32,718
   Additional paid-in capital                                                          50,175,898        30,962,327
   Other                                                                                   (1,000)                -
   Less stock subscription receivables                                                   (250,000)       (2,480,000)
   Less stock subscription receivable - related party                                    (175,000)       (1,156,250)
   Accumulated other comprehensive loss                                                  (489,036)         (999,750)
   Deficit accumulated during the development stage                                   (46,122,315)       (4,887,857)
                                                                                     ------------      ------------
                Total Stockholders' Equity                                              3,180,405        21,475,423
                                                                                     ------------      ------------
                                                                                     $ 12,581,932      $ 25,018,895
                                                                                     ============      ============

   The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  For the Years            January 13, 2000
                                                                Ended December 31,          (Inception) to
                                                         ------------------------------      December 31,
                                                             2003              2002             2003
                                                         ------------      ------------      ------------
Revenues                                                 $     27,305      $     16,142      $     43,837
                                                         ------------      ------------      ------------
Expenses
   Operating expenses                                           5,605            16,683            22,288
   Depletion and amortization                               1,496,725                 -         1,496,725
   Impairment of oil and gas properties                    25,167,955                 -        25,167,955
   Bad debt expense - related party                         1,800,000           550,601         2,350,601
   General and administrative                               2,132,451         1,135,260         3,384,829
   General and administrative - related party                 129,000            90,000           219,000
                                                         ------------      ------------      ------------

                                                           30,731,736         1,792,544        32,641,398
                                                         ------------      ------------      ------------

Loss From Operations                                      (30,704,431)       (1,776,402)      (32,597,561)
                                                         ------------      ------------      ------------

Other (Income) Expense
   Equity interest in oil and gas partnerships              1,217,317            27,722         1,245,039
   Interest income                                           (239,950)         (460,015)         (699,965)
   Interest expense                                         3,569,992         3,311,763         6,881,755
   Loss on marketable securities - related party            1,659,220                 -         1,659,220
   Gain on marketable securities                                    -          (164,989)         (164,989)
                                                         ------------      ------------      ------------

Total Other Expense                                         6,206,579         2,714,481         8,921,060
                                                         ------------      ------------      ------------

Loss Before Minority Interest                             (36,911,010)       (4,490,883)      (41,518,621)

Minority Interest                                              82,260             4,052            86,312
                                                         ------------      ------------      ------------

Net Loss                                                  (36,828,750)       (4,486,831)      (41,432,309)

Preferred Stock Dividends                                  (4,405,708)         (284,298)       (4,690,006)
                                                         ------------      ------------      ------------

Net Loss to Common Stockholders                          $(41,234,458)     $ (4,771,129)     $(46,122,315)
                                                         ============      ============      ============

Net Loss Per Common Share - Basic and Diluted            $      (1.18)     $      (0.24)
                                                         ============      ============

Weighted Average Number of Common Shares
 Outstanding - Basic and Diluted                           35,076,435        20,174,261
                                                         ============      ============

   The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                        Preferred Stock - A  Preferred Stock - B  Preferred Stock - C         Common Stock
                                        -------------------  -------------------  -------------------   ------------------------
                                        Shares       Amount  Shares       Amount  Shares       Amount     Shares          Amount
                                        ------       ------  ------       ------  ------       ------   ----------       -------
Balance at January 13, 2000
  (Date of Inception)                      -         $    -     -         $    -     -         $    -            -       $     -

Issuance of common stock for services
  at $0.063 per share on:
    March 13, 2000                         -              -     -              -     -              -      320,000           320
    April 12, 2000                         -              -     -              -     -              -       16,000            16

Issuance of common stock for cash
  at $0.063 per share on March 13,
  2000                                     -              -     -              -     -              -      112,000           112

Services contributed by stockholders       -              -     -              -     -              -            -             -

Net loss                                   -              -     -              -     -              -            -             -
                                        ----         ------  ----         ------  ----         ------   ----------       -------

Balance at December 31, 2000               -              -     -              -     -              -      448,000           448
                                        ----         ------  ----         ------  ----         ------   ----------       -------

Issuance of common stock for cash at
  $0.063 per share on:
    Various dates                          -              -     -              -     -              -    1,200,000         1,200

Services contributed by stockholders       -              -     -              -     -              -            -             -

Net loss                                   -              -     -              -     -              -            -             -
                                        ----         ------  ----         ------  ----         ------   ----------       -------

Balance at December 31, 2001               -              -     -              -     -              -    1,648,000         1,648
                                        ----         ------  ----         ------  ----         ------   ----------       -------

Issued common stock at approximately
  $0.085 per share in February 2002        -              -     -              -     -              -    3,285,100         3,285

Issuance of warrants in February 2002
  Valued at $0.01 - $0.085 to purchase
  11,850,000 shares of common stock        -              -     -              -     -              -            -             -

May 31, 2002 automatic conversion of
  11,450,000 warrants                      -              -     -              -     -              -   11,450,000        11,450

Issuance of common stock at $0.085
  per share in June 2002                   -              -     -              -     -              -    5,714,150         5,714
                                        ----         ------  ----         ------  ----         ------   ----------       -------

Carryforward                               -              -     -              -     -              -   22,097,250        22,097
                                        ----         ------  ----         ------  ----         ------   ----------       -------

   The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                              Deficit
                                                                               Accumulated  Accumulated
                                        Additional      Stock                     Other      During the     Total         Total
                                          Paid-In   Subscription              Comprehensive Development Stockholders'  Comprehensive
                                          Capital    Receivable  Other Equity      Loss        Stage       Equity          Loss
                                        ----------- ------------ ------------ ------------- ----------- -------------  -------------
Balance at January 13, 2000
  (Date of Inception)                   $        -    $     -      $      -     $      -     $       -   $        -

Issuance of common stock for services
  at $0.063 per share on:
    March 13, 2000                          19,680          -             -            -             -       20,000
    April 12, 2000                             984          -             -            -             -        1,000

Issuance of common stock for cash
   at $0.063 per share on March 13,
    2000                                     6,888          -             -            -             -        7,000

Services contributed by stockholders        20,000          -             -            -             -       20,000

Net loss                                         -          -             -            -       (49,184)     (49,184)
                                        ----------    -------      --------     --------     ---------   ----------

Balance at December 31, 2000                47,552          -             -            -       (49,184)      (1,184)
                                        ----------    -------      --------     --------     ---------   ----------

Issuance of common stock for cash at
  $0.063 per share on:
    Various dates                           73,800          -             -            -             -       75,000

Services contributed by stockholders        30,000          -             -            -             -       30,000

Net loss                                         -          -             -            -       (67,544)     (67,544)
                                        ----------    -------      --------     --------     ---------   ----------

Balance at December 31, 2001               151,352          -             -            -      (116,728)      36,272
                                        ----------    -------      --------     --------     ---------   ----------

Issued common stock at approximately
  $0.085 per share in February 2002        274,515          -             -            -             -      277,800

Issuance of warrants in February 2002
  Valued at $0.01 - $0.085 to purchase
  11,850,000 shares of common stock        933,200          -             -            -             -      933,200

May 31, 2002 automatic conversion
  of 11,450,000 warrants                   (11,450)         -             -            -             -            -

Issuance of common stock at $0.085
  per share in June 2002                   455,486          -             -            -             -      461,200
                                        ----------    -------      --------     --------     ---------   ----------

Carryforward                             1,803,103          -             -            -      (116,728)   1,708,472
                                        ----------    -------      --------     --------     ---------   ----------

   The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            Preferred Stock - A   Preferred Stock - B   Preferred Stock - C        Common Stock
                                            -------------------   -------------------   -------------------     ------------------
                                             Shares     Amount    Shares     Amount      Shares    Amount       Shares      Amount
                                             ------     ------    ------     ------      ------    ------       ------      ------
Carryforward                                        -   $    -         -      $  -             -   $    -      22,097,250  $ 22,097

Cancellation of shares returned by a
 former officer                                     -        -         -         -             -        -        (432,000)     (432)

Conversion of 100,000 warrants issued
 for consulting services                            -        -         -         -             -        -         100,000       100

Issuance of warrants in February -
 March 2002 valued at $136,100 to
 purchase 6,499,713 shares of common stock
 and 539,000 shares of preferred stock              -        -         -         -             -        -               -         -

Conversion of notes payable into
 1.428571 shares of common and
 .9857141 shares of Series A preferred
 stock per $1 unit of convertible note
 at May 31, 2002                            4,090,713    4,091         -         -             -        -       5,928,790     5,928

Stock subscription receivable                       -        -         -         -             -        -               -         -

Stock subscription receivable - related
 party                                              -        -         -         -             -        -               -         -

Conversion of note payable at $1.60 per
 share at May 31, 2002                              -        -         -         -             -        -       2,281,250     2,282

Issuance of common stock for interest
 on May 31, 2002                                    -        -         -         -             -        -           2,206         2

Issuance of common stock at $2.25 per
 share in June 2002                                 -        -         -         -             -        -         711,108       712

Offering costs related to $2.25 offering            -        -         -         -             -        -               -         -

Issuance of warrants valued at $2.56 to
 purchase 150,000 shares of common
 stock as additional consideration
 for the April 2002 $1,500,000
 private placement                                  -        -         -         -             -        -               -         -

Additional financing costs to be
 amortized on $1,500,000 convertible
 debt
                                                    -        -         -         -             -        -               -         -
                                            ---------   ------      ----     -----         -----     ----      ----------  --------

Carryforward                                4,090,713    4,091         -         -             -        -      30,688,604    30,689
                                            ---------   ------      ----     -----         -----     ----      ----------  --------

        The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                      Accumulated
                                           Additional     Stock                          Other
                                            Paid-In     Subscription                 Comprehensive
                                            Capital      Receivable   Other Equity        Loss
                                           -----------  ------------  -------------  --------------
Carryforward                               $ 1,803,103  $         -    $      -       $        -

Cancellation of shares returned by a
   former officer                                  432            -           -                -

Conversion of 100,000 warrants issued
   for consulting services                        (100)           -           -                -

Issuance of warrants in February - March
   2002 valued at $136,100 to purchase
   6,499,713 shares of common stock and
   539,000 shares of preferred stock           136,100            -           -                -


Conversion of notes payable into
   1.428571 shares of common and
   . 9857141 shares of Series A preferred
   stock per $1 unit of  convertible note
   at May 31, 2002                           4,139,981            -           -                -

Stock subscription receivable                        -   (2,480,000)          -                -

Stock subscription receivable - related
   party                                             -   (1,156,250)          -                -

Conversion of note payable at $1.60 per
   share at May 31, 2002                     3,647,718            -           -                -

Issuance of common stock for interest on
   May 31, 2002                                 13,223            -           -                -

Issuance of common stock at $2.25 per
   share in June 2002                        1,599,288            -           -                -

Offering costs related to $2.25 offering      (772,850)           -           -                -

Issuance of warrants valued at $2.56 to
   purchase 150,000 shares of common
   stock as additional consideration
   for the April 2002 $1,500,000
   private placement                           383,451            -           -                -

Additional financing costs to be
   amortized on $1,500,000 convertible
   debt                                      1,116,549            -           -                -
                                            ----------  -----------    --------       ----------

Carryforward                                12,066,895   (3,636,250)          -                -
                                            ----------  -----------    --------       ----------

                                             Deficit
                                            Accumulated
                                            During the      Total             Total
                                           Development   Stockholders'    Comprehensive
                                              Stage        Equity             Loss
                                           -----------   -------------    -------------
Carryforward                               $  (116,728)  $   1,708,472

Cancellation of shares returned by a
   former officer                                    -               -

Conversion of 100,000 warrants issued
   for consulting services                           -               -

Issuance of warrants in February - March
   2002 valued at $136,100 to purchase
   6,499,713 shares of common stock and
   539,000 shares of preferred stock                 -         136,100


Conversion of notes payable into
   1.428571 shares of common and
   . 9857141 shares of Series A preferred
   stock per $1 unit of  convertible note
   at May 31, 2002                                   -       4,150,000

Stock subscription receivable                        -      (2,480,000)

Stock subscription receivable - related
   party                                             -      (1,156,250)

Conversion of note payable at $1.60 per
   share at May 31, 2002                             -       3,650,000

Issuance of common stock for interest on
   May 31, 2002                                      -          13,225

Issuance of common stock at $2.25 per
   share in June 2002                                -       1,600,000

Offering costs related to $2.25 offering             -        (772,850)

Issuance of warrants valued at $2.56 to
   purchase 150,000 shares of common
   stock as additional consideration
   for the April 2002 $1,500,000
   private placement                                 -         383,451

Additional financing costs to be
   amortized on $1,500,000 convertible
   debt                                              -       1,116,549
                                           -----------   -------------     ---------

Carryforward                                  (116,728)      8,348,697
                                           -----------   -------------     ---------

        The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                             Preferred Stock - A       Preferred Stock - B  Preferred Stock - C
                                             -------------------       -------------------   ------------------
                                             Shares       Amount       Shares      Amount    Shares     Amount
                                             ------       ------       ------      ------    ------     ------
Carryforward                                4,090,713    $  4,091           -     $     -         -     $    -

Issuance of common stock at $2.25 per
   share in July 2002                               -           -           -           -         -          -

Issuable common stock at $2.25 per
   share in July 2002                               -           -           -           -         -          -

Offering costs related to the $2.25
   offering                                         -           -           -           -         -          -

Issuance of warrants to purchase 100,000
   shares of common stock for investment
   banking fee related to the Waha/
   Lockridge interest acquisition in
   August 2002                                      -           -           -           -         -          -

Cancellation of shares                              -           -           -           -         -          -

Conversion of notes payable at $100 per
   share on September 27, 2002                      -           -      39,429          40         -          -

Conversion of notes payable into
   1.428584 shares of common and
   0.009867 shares of Series B preferred
   stock per $1 unit of convertible  note
   on September 30, 2002 of which 785,721
   are issuable                                     -           -       5,427           5         -          -

Issuance of warrants valued at $3.10 to
   purchase 232,500 shares of common
   stock as additional consideration for
   the October 2002 issuance of
   $1,550,000 in convertible debentures             -           -           -           -         -          -

Additional financing costs to be
   amortized on $1,550,000 convertible
   debenture                                        -           -           -           -         -          -

Issuance of common stock at $3.25 per
   share in November 2002 of which
   76,923 shares are issuable                       -           -           -           -         -          -

Offering costs related to $3.25 offering            -           -           -           -         -          -

Conversion of notes payable at $100 per
   share at December 30, 2002                       -           -      98,571          99         -          -

Preferred stock dividend                            -           -           -           -         -          -

COMPREHENSIVE LOSS

Net Loss                                            -           -           -           -         -          -

Unrealized gain (loss) on available-for-
   sale securities                                  -           -           -           -         -          -
                                            ---------    --------     -------     -------      ----     ------
              Total Comprehensive Loss
Balance, December 31, 2002                  4,090,713    $  4,091     143,427     $   144         -     $    -
                                            =========    ========     =======     =======      ====     ======

                                                 Common Stock
                                              ------------------
                                             Shares       Amount
                                             ------       ------
Carryforward                                 30,688,604  $ 30,689

Issuance of common stock at $2.25 per         1,027,230     1,027
   share in July 2002

Issuable common stock at $2.25 per              155,000       155
   share in July 2002

Offering costs related to the $2.25                   -         -
   offering

Issuance of warrants to purchase 100,000
   shares of common stock for investment
   banking fee related to the Waha/
   Lockridge interest acquisition in                  -         -
   August 2002
                                                (16,000)      (16)
Cancellation of shares

Conversion of notes payable at $100 per               -         -
   share on September 27, 2002

Conversion of notes payable into
   1.428584 shares of common and
   0.009867 shares of Series B preferred
   stock per $1 unit of convertible  note
   on September 30, 2002 of which 785,721       785,721       786
   are issuable

Issuance of warrants valued at $3.10 to
   purchase 232,500 shares of common
   stock as additional consideration for
   the October 2002 issuance of                       -         -
   $1,550,000 in convertible debentures

Additional financing costs to be
   amortized on $1,550,000 convertible
   debenture
                                                      -         -

Issuance of common stock at $3.25 per
   share in November 2002 of which               76,923        77
   76,923 shares are issuable
                                                      -         -
Offering costs related to $3.25 offering

Conversion of notes payable at $100 per               -         -
   share at December 30, 2002
                                                      -         -
Preferred stock dividend

COMPREHENSIVE LOSS
                                                      -         -
Net Loss

Unrealized gain (loss) on available-for-              -         -
   sale securities
                                             ----------  --------
              Total Comprehensive Loss
Balance, December 31, 2002                   32,717,478  $ 32,718
                                             ==========  ========

        The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                         Accumulated
                                               Additional      Stock                        Other
                                                Paid-In     Subscription                Comprehensive
                                                Capital      Receivable   Other Equity       Loss
                                              -----------   ------------  ------------  -------------
Carryforward                                  $12,066,895   $(3,636,250)  $          -  $          -

Issuance of common stock at $2.25 per
  share in July 2002                            2,310,223             -              -             -

Issuable common stock at $2.25 per
  share in July 2002                              348,595             -              -             -

Offering costs related to the $2.25
  offering                                        (26,307)            -              -             -

Issuance of warrants to purchase 100,000
  shares of common stock for investment
  banking fee related to the Waha/
  Lockridge interest acquisition in
  August 2002                                     140,000             -              -             -

Cancellation of shares                                 16             -              -             -

Conversion of notes payable at $100 per
  share on September 27, 2002                   3,942,819             -              -             -

Conversion of notes payable into
  1.428584 shares of common and
  0.009867 shares of Series B preferred
  stock per $1 unit of convertible  note on
  September 30, 2002 of which 785,721
  are issuable                                    549,209             -              -             -

Issuance of warrants valued at $3.10 to
  purchase 232,500 shares of common stock
  as additional consideration for the
  October 2002 issuance of $1,550,000 in
  convertible debentures                          719,755             -              -             -

Additional financing costs to be
  amortized on $1,550,000 convertible
  debenture                                       830,245             -              -             -

Issuance of common stock at $3.25 per
  share in November 2002 of which
  76,923 shares are issuable                      249,923             -              -             -

Offering costs related to $3.25 offering          (26,096)            -              -             -

Conversion of notes payable at $100 per
  share at December 30, 2002                    9,857,050             -              -             -

Preferred stock dividend                                -             -              -             -

COMPREHENSIVE LOSS

Net Loss                                                -             -              -             -

Unrealized gain (loss) on available-for-
  sale securities                                       -             -              -      (999,750)
                                              -----------   -----------   ------------  ------------
          Total Comprehensive Loss

Balance, December 31, 2002                    $30,962,327   $(3,636,250)  $          -  $   (999,750)
                                              ===========   ===========   ============  ============

                                                Deficit
                                              Accumulated
                                               During the       Total          Total
                                               Development   Stockholders'  Comprehensive
                                                  Stage         Equity          Loss
                                              ------------  -------------   -------------
Carryforward                                  $  (116,728)  $  8,348,697

Issuance of common stock at $2.25 per
  share in July 2002                                    -      2,311,250

Issuable common stock at $2.25 per
  share in July 2002                                    -        348,750

Offering costs related to the $2.25
  offering                                              -        (26,307)

Issuance of warrants to purchase 100,000
  shares of common stock for investment
  banking fee related to the Waha/
  Lockridge interest acquisition in
  August 2002                                           -        140,000

Cancellation of shares                                  -              -

Conversion of notes payable at $100 per
  share on September 27, 2002                           -      3,942,859

Conversion of notes payable into
  1.428584 shares of common and
  0.009867 shares of Series B preferred
  stock per $1 unit of convertible  note on
  September 30, 2002 of which 785,721
  are issuable                                          -        550,000

Issuance of warrants valued at $3.10 to
  purchase 232,500 shares of common stock
  as additional consideration for the
  October 2002 issuance of $1,550,000 in
  convertible debentures                                -        719,755

Additional financing costs to be
  amortized on $1,550,000 convertible
  debenture                                             -        830,245

Issuance of common stock at $3.25 per
  share in November 2002 of which
  76,923 shares are issuable                            -        250,000

Offering costs related to $3.25 offering                -        (26,096)

Conversion of notes payable at $100 per
  share at December 30, 2002                            -      9,857,149

Preferred stock dividend                         (284,298)      (284,298)

COMPREHENSIVE LOSS

Net Loss                                       (4,486,831)    (4,486,831)      (4,486,831)

Unrealized gain (loss) on available-for-
  sale securities                                       -       (999,750)        (999,750)
                                              -----------   ------------    -------------
          Total Comprehensive Loss                                          $  (5,486,581)
                                                                            =============
Balance, December 31, 2002                    $(4,887,857)  $ 21,475,423
                                              ===========   ============

        The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              Preferred Stock - A   Preferred Stock - B    Preferred Stock - C     Common Stock
                                              -------------------   -------------------    -------------------     ------------
                                                Shares     Amount    Shares      Amount    Shares       Amount    Shares     Amount
                                              ---------  ---------  -------     -------   -------       ------  ----------  --------
Carryforward                                  4,090,713  $   4,091  143,427     $   144         -       $    -  32,717,478  $ 32,718

Payment of subscription receivable                    -          -        -           -         -            -           -         -

Payment of subscription receivable -
  related party                                       -          -        -           -         -            -           -         -

Issuance of common stock at $4.70 per
  share for consideration of loan made by
  Gibralt in February 2003                            -          -        -           -         -            -      75,000        75

Issuance of warrants to Trident valued at
  $3.13 to purchase 25,000 shares of
  common stock as consideration for
  Trident's waiver of certain loan covenants
  on the $1,500,000 convertible note at
  March 24, 2003                                      -          -        -           -         -            -           -         -

Issuance of common stock for cash at
  $2.00 per share to the former class B
  member of BWP and its designees to
  purchase 100% of the class B member-
  ship interest in BWP at May 20, 2003                -          -        -           -         -            -   3,300,000     3,300

Issuance of warrant to the former class B
  member of BWP and its designees valued
  at $1.24 to purchase 1,650,000 shares of
  common stock as consideration for the
  purchase of 100% of the class B
  membership interest in BWP at
  May 20, 2003                                        -          -        -           -         -            -           -         -

Issuance of series C preferred stock for
  cash at $10.00 per share in May and
  June 2003                                           -          -        -           -   477,500          478           -         -

Offering cost related to the series C
  preferred stock offering                            -          -        -           -         -            -           -         -

Conversion dividend on the
  series C preferred stock                            -          -        -           -         -            -           -         -

Issuance of option to Sunrise Financial
  Group valued at $2.07 to purchase
  250,000 shares of common stock for
  consulting service in May 2003                      -          -        -           -         -            -           -         -

Amortization of cost of the option issued
  to Sunrise Financial Group                          -          -        -           -         -            -           -         -

Issuance of 150,000 shares of common
  stock to Ram Trading, Ltd. For cash at
  $2.03 per share at August 27, 2003                  -          -        -           -         -            -     150,000       150

Offering cost related to the common stock
  issuance to Ram Trading, Ltd.                       -          -        -           -         -            -           -         -
                                              ---------  ---------  -------     -------   -------       ------  ----------  --------

Carryforward                                  4,090,713      4,091  143,427         144   477,500          478  36,242,478    36,243
                                              ---------  ---------  -------     -------   -------       ------  ----------  --------

        The accompanying notes are an integral part of these consolidated financial statements

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                      Deficit
                                                                                                  Accumulated       Accumulated
                                                 Additional         Stock                             Other          During the
                                                  Paid-In       Subscription                      Comprehensive     Development
                                                  Capital        Receivable      Other Equity         Loss             Stage
                                                ------------    ------------     ------------     -------------     -----------
Carryforward                                    $ 30,962,327    $ (3,636,250)    $          -     $    (999,750)    $(4,887,857)

Payment of subscription receivable                         -       1,781,250                -                 -               -

Payment of subscription receivable -
   related party                                           -       1,430,000                -                 -               -

Issuance of common stock at $4.70 per
   share for consideration of loan made by
   Gibralt in February 2003                          352,425               -                -                 -               -

Issuance of warrants to Trident valued at
   $3.13 to purchase 25,000 shares of
   common stock as consideration for
   Trident's waiver of certain loan
   covenants on the $1,500,000
   convertible note at March 24, 2003                 78,227               -                -                 -               -

Issuance of common stock for cash at
   $2.00 per share to the former class B
   member of BWP and its designees to
   purchase 100% of the class B member-
   ship interest in BWP at May 20, 2003            6,596,700               -                -                 -               -

Issuance of warrant to the former class B
   member of BWP and its designees valued
   at $1.24 to purchase 1,650,000 shares of
   common stock as consideration for
   the purchase of 100% of the class B
   membership interest in BWP at May 20, 2003      2,046,000               -                -                 -               -

Issuance of series C preferred stock for
   cash at $10.00 per share in May and
   June 2003                                       4,774,523               -                -                 -               -

Offering cost related to the series C
   preferred stock offering                         (307,202)              -                -                 -               -

Conversion dividend on the
   series C preferred stock                        2,763,250               -                -                 -               -

Issuance of option to Sunrise Financial
   Group valued at $2.07 to purchase
   250,000 shares of common stock for
   consulting service in May 2003                    516,400               -         (516,400)                -               -

Amortization of cost of the option issued
   to Sunrise Financial Group                              -               -          516,400                 -               -

Issuance of 150,000 shares of common
   stock to Ram Trading, Ltd. For cash at
   $2.03 per share at August 27, 2003                304,350               -                -                 -               -

Offering cost related to the common stock
   issuance to Ram Trading, Ltd.                     (60,000)              -                -                 -               -
                                                ------------    ------------     ------------     -------------     -----------
Carryforward                                      48,027,000        (425,000)               -          (999,750)     (4,887,857)
                                                ------------    ------------     ------------     -------------     -----------

                                                    Total            Total
                                                Stockholders'    Comprehensive
                                                   Equity            Loss
                                                -------------    -------------
Carryforward                                    $  21,475,423

Payment of subscription receivable                  1,781,250

Payment of subscription receivable -
   related party                                    1,430,000

Issuance of common stock at $4.70 per
   share for consideration of loan made by
   Gibralt in February 2003                           352,500

Issuance of warrants to Trident valued at
   $3.13 to purchase 25,000 shares of
   common stock as consideration for
   Trident's waiver of certain loan
   covenants on the $1,500,000
   convertible note at March 24, 2003                  78,227

Issuance of common stock for cash at
   $2.00 per share to the former class B
   member of BWP and its designees to
   purchase 100% of the class B member-
   ship interest in BWP at May 20, 2003             6,600,000

Issuance of warrant to the former class B
   member of BWP and its designees valued
   at $1.24 to purchase 1,650,000 shares of
   common stock as consideration for
   the purchase of 100% of the class B
   membership interest in BWP at May 20, 2003       2,046,000

Issuance of series C preferred stock for
   cash at $10.00 per share in May and
   June 2003                                        4,775,001

Offering cost related to the series C
   preferred stock offering                          (307,202)

Conversion dividend on the
   series C preferred stock                         2,763,250

Issuance of option to Sunrise Financial
   Group valued at $2.07 to purchase
   250,000 shares of common stock for
   consulting service in May 2003                           -

Amortization of cost of the option issued
   to Sunrise Financial Group                         516,400

Issuance of 150,000 shares of common
   stock to Ram Trading, Ltd. For cash at
   $2.03 per share at August 27, 2003                 304,500

Offering cost related to the common stock
   issuance to Ram Trading, Ltd.                      (60,000)
                                                -------------    ------------
Carryforward                                       41,755,349
                                                -------------    ------------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                 Preferred Stock - A  Preferred Stock - B  Preferred Stock - C     Common Stock
                                                 -------------------  -------------------  -------------------  --------------------
                                                   Shares    Amount    Shares    Amount      Shares    Amount     Shares     Amount
                                                 --------- ---------  -------  ----------  ---------  --------  ----------  --------
Carryforward                                     4,090,713 $   4,091  143,427  $      144    477,500  $    478  36,242,478  $ 36,243

Issuance of option to Stern & Co., Inc.
   valued at $1.67 to purchase 25,000 shares
   of common stock for assistance in
   obtaining insurance in July 2003                      -         -        -           -          -         -           -         -

Issuance of option to Rhodes Ventures, Ltd
   valued at $0.46 to purchase 50,000 shares
   of common stock for consulting service
   at July 15, 2003                                      -         -        -           -          -         -           -         -

Amortization of deferred compensation
   related to the option issued to Rhodes
   Ventures, Ltd.                                        -         -        -           -          -         -           -         -

Issuance of warrant to Trident valued at
   $1.89 to purchase 100,000 shares of
   common stock as consideration for
   Trident's second waiver of loan
   and extension of maturity date of the
   $1,500,000 convertible note on July 29,
   2003                                                  -         -        -           -          -         -           -         -

Issuance of warrant to Trident valued at
   $1.66 to purchase 150,000 shares of
   common stock as consideration for
   Trident's increasing of the original
   $1,500,000 to $2,100,000 on July 29,
   2003                                                  -         -        -           -          -         -           -         -

Additional financing expense to be
   amortized on the additional $600,000
   convertible note issued by Trident                    -         -        -           -          -         -           -         -

Issuance of 102,190 shares of common
   stock to a director valued at $2.12 for
   directorship and legal services in
   August 2003                                           -         -        -           -          -         -     102,190       102

Issuance of warrant to Michael Marcus
   valued at $1.08 to purchase 50,000
   shares of common stock for Marcus'
   extension of the $1,550,000 convertible
   notes at October 17, 2003                             -         -        -           -          -         -           -         -

Issuance of 650,000 shares of common
   stock to Ram Trading, Ltd. in exercising
   the call option to repurchase the 7 limited
   partnership units in Louisiana Shelf
   Partners, LP from Ram Trading, Ltd.
   valued at $1.07 at October 20, 2003                   -         -        -           -          -         -     650,000       650
                                                 --------- ---------  -------  ----------  ---------  --------  ----------  --------
Carryforward                                     4,090,713     4,091  143,427         144    477,500  $    478  36,994,668    36,995
                                                 --------- ---------  -------  ----------  ---------  --------  ----------  --------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                                                   Page 10 of 12
                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                           Deficit
                                                                                           Accumulated   Accumulated
                                                 Additional       Stock                       Other       During the
                                                  Paid-In     Subscription                Comprehensive  Development
                                                  Capital      Receivable   Other Equity       Loss         Stage
                                                ------------  ------------  ------------  -------------  ------------
Carryforward                                    $ 48,027,000  $  (425,000)  $         -   $   (999,750)  $ (4,887,857)

Issuance of option to Stern & Co., Inc.
   valued at $1.67 to purchase 25,000 shares
   of common stock for assistance in
   obtaining insurance in July 2003                   41,700            -             -              -              -

Issuance of option to Rhodes Ventures, Ltd
   valued at $0.46 to purchase 50,000 shares
   of common stock for consulting service
   at July 15, 2003                                   23,100            -       (23,100)             -              -

Amortization of cost of the option issued
   to Rhodes Ventures, Ltd.                                -            -        22,100              -              -

Issuance of warrant to Trident valued at
   $1.89 to purchase 100,000 shares of
   common stock as consideration for
   Trident's second waiver of loan
   covenants and extension of maturity
   date of the $1,500,000 convertible
   note on July 29, 2003                             189,000            -             -              -              -

Issuance of warrant to Trident valued at
   $1.66 to purchase 150,000 shares of
   common stock as consideration for
   Trident's increasing of the original
   $1,500,000 to $2,100,000 on July 29,
   2003                                              249,000            -             -              -              -

Additional financing expense to be
   amortized on the additional $600,000
   convertible note issued by Trident                351,000            -             -              -              -

Issuance of 102,190 shares of common
   stock to a director valued at $2.12 for
   directorship and legal services in
   August 2003                                       216,498            -             -              -              -

Issuance of warrant to Michael Marcus
   valued at $1.08 to purchase 50,000
   shares of common stock for Marcus'
   extension of the $1,550,000 convertible
   notes at October 17, 2003                          53,900            -             -              -              -

Issuance of 650,000 shares of common
   stock to Ram Trading, Ltd. In exercising
   the call option to repurchase the 7 limited
   partnership units in Louisiana Shelf
   Partners, LP from Ram Trading, Ltd.
   valued at $1.07 at October 20, 2003               694,850            -             -              -              -
                                                ------------  -----------   -----------   ------------   ------------

Carryforward                                      49,846,048     (425,000)       (1,000)      (999,750)    (4,887,857)
                                                ------------  -----------   -----------   ------------   ------------

                                                     Total        Total
                                                Stockholders' Comprehensive
                                                    Equity        Loss
                                                ------------  -------------
Carryforward                                    $ 41,755,349

Issuance of option to Stern & Co., Inc.
   valued at $1.67 to purchase 25,000 shares
   of common stock for assistance in
   obtaining insurance in July 2003                   41,700

Issuance of option to Rhodes Ventures, Ltd
   valued at $0.46 to purchase 50,000 shares
   of common stock for consulting service
   at July 15, 2003                                        -

Amortization of cost of the option issued
   to Rhodes Ventures, Ltd.                           22,100

Issuance of warrant to Trident valued at
   $1.89 to purchase 100,000 shares of
   common stock as consideration for
   Trident's second waiver of loan
   covenants and extension of maturity
   date of the $1,500,000 convertible
   note on July 29, 2003                             189,000

Issuance of warrant to Trident valued at
   $1.66 to purchase 150,000 shares of
   common stock as consideration for
   Trident's increasing of the original
   $1,500,000 to $2,100,000 on July 29,
   2003                                              249,000

Additional financing expense to be
   amortized on the additional $600,000
   convertible note issued by Trident                351,000

Issuance of 102,190 shares of common
   stock to a director valued at $2.12 for
   directorship and legal services in
   August 2003                                       216,600

Issuance of warrant to Michael Marcus
   valued at $1.08 to purchase 50,000
   shares of common stock for Marcus'
   extension of the $1,550,000 convertible
   notes at October 17, 2003                          53,900

Issuance of 650,000 shares of common
   stock to Ram Trading, Ltd. In exercising
   the call option to repurchase the 7 limited
   partnership units in Louisiana Shelf
   Partners, LP from Ram Trading, Ltd.
   valued at $1.07 at October 20, 2003               695,500
                                                ------------    --------

Carryforward                                      43,574,149
                                                ------------    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          Preferred Stock - A Preferred Stock - B  Preferred Stock - C      Common Stock
                                          ------------------- ------------------- -------------------- --------------------
                                            Shares    Amount    Shares    Amount  Shares     Amount      Shares     Amount
                                          --------- --------- -------- ---------- ------- -----------  ----------  --------
Carryforward                              4,090,713 $   4,091  143,427 $     144  477,500 $       478  36,994,668  $ 36,995

Issuance of 150,000 shares of common
   stock to Ram Trading, Ltd. for cash at
   $2.20 per share at October 28, 2003            -         -        -         -        -           -     150,000       150

Preferred stock dividend                          -         -        -         -        -           -           -         -

COMPREHENSIVE LOSS                                -         -        -         -        -           -           -         -

Net Loss                                          -         -        -         -        -           -           -         -

Unrealized gain (loss) on available-for-
   sale securities                                -         -        -         -        -           -           -         -
                                          --------- ---------  ------- ---------  ------- -----------  ----------  --------
         Total Comprehensive Loss

Balance, December 31, 2003                4,090,713 $   4,091  143,427 $     144  477,500 $       478  37,144,668  $ 37,145
                                          ========= =========  ======= =========  ======= ===========  ==========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                               Deficit
                                                                               Accumulated  Accumulated
                                       Additional      Stock                      Other      During the      Total        Total
                                        Paid-In     Subscription              Comprehensive Development   Stockholders'Comprehensive
                                        Capital      Receivable  Other Equity     Loss         Stage         Equity       Loss
                                      ------------  ------------ ------------ ------------- ------------  ------------ -------------

Carryforward                          $ 49,846,048  $   (425,000) $    (1,000)$    (999,750)$ (4,887,857) $ 43,574,149

Issuance of 150,000 shares of common
  stock in Ram Trading, Ltd. For cash
  at $2.20 per share at October 28,
  2003                                     329,850             -            -             -            -       330,000

Preferred stock dividend                         -             -            -             -   (4,405,708)   (4,405,708)

COMPREHENSIVE LOSS

Net Loss                                         -             -            -             -  (36,828,750)  (36,828,750) (36,828,750)

Unrealized gain (loss) on
  available-for-sale securities                  -             -            -       510,714            -       510,714      510,714
                                      ------------  ------------  ----------- ------------- ------------  ------------ ------------

     Total Comprehensive Loss                                                                                          $(36,318,036)
                                                                                                                       ============
Balance, December 31, 2003            $ 50,175,898  $   (425,000) $    (1,000)$    (489,036)$(46,122,315) $  3,180,405
                                      ============  ============  =========== ============= ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    For the Years Ended        January 13, 2000
                                                                        December 31,           (Inception) to
                                                                 ---------------------------     December 31,
                                                                     2003          2002            2003
                                                                 ------------   ------------   ----------------
Cash Flows from Operating Activities
    Net loss                                                     $(36,828,750)  $ (4,486,831)  $    (41,432,309)
    Adjustments to reconcile net loss to net cash
     used in operating activities
       Minority interest (loss)                                       (82,260)        85,773              3,513
       Shares issued for services rendered                            216,600              -            237,600
       Option issued for services tendered                             41,700              -             41,700
       Warrant issued for loan extension                               78,227              -             78,227
       Collection incentives                                                -        136,100            136,100
       Contributed services                                                 -         53,750            103,750
       Depreciation and depletion                                   1,497,360          9,612          1,507,610
       Amortization of deferred compensation                          538,500              -            538,500
       Impairment of oil and gas properties                        25,167,955              -         25,167,955
       Bad debt expense - related party                             1,800,000        550,601          2,350,601
       Amortization of discount on marketable securities                    -       (343,367)          (343,367)
       Amortization of discount on note payable                     2,857,315      2,152,048          5,009,363
       Amortization of deferred revenue                               (26,857)             -            (26,857)
       Amortization of loan costs                                     263,147         74,538            337,685
       Interest expense paid by stock issuance                              -         13,225             13,225
       Equity loss in limited partnership                           1,217,317         27,772          1,245,089
       Realized loss on marketable securities                       1,659,220              -          1,659,220
       Realized gain on share exchange                                      -       (164,990)          (164,990)
    Changes in assets and liabilities
       (Increase) Decrease in assets
         Other receivables                                           (128,520)      (106,942)          (235,462)
         Prepaid expenses and advance payments to operators           (70,398)      (150,160)          (220,558)
         Other current assets                                      (1,200,550)        (5,000)        (1,210,700)
       Increase in liabilities
         Accounts payable and accrued expenses                       (178,605)     1,253,135          1,092,295
                                                                 ------------   ------------   ----------------
Net Cash Used in Operating Activities                              (3,178,599)      (900,736)        (4,111,810)
                                                                 ------------   ------------   ----------------
Cash Flows From Investing Activities
    Notes receivable - related party                                 (176,000)             -           (176,000)
    Notes receivable                                                  (10,000)    (1,428,117)        (1,438,117)
    Repayment of notes receivable - related party                   1,316,000              -          1,316,000
    Repayment of notes receivable                                     152,500        792,500            945,000
    Purchases of oil and gas interests and drilling costs          (3,832,398)   (17,614,995)       (21,447,393)
    Investment in Limited Partnership                              (2,828,369)    (1,401,263)        (4,229,632)
    Acquisition of Limited Partnership interest, net of cash
    acquired                                                       (2,350,000)             -         (2,350,000)
    Proceeds from sale of oil and gas interests                       146,821              -            146,821
    Purchase of marketable securities                                  (5,031)    (4,304,036)        (4,309,067)
    Proceeds from sale of marketable securities                       114,086              -            114,086
    Purchases of equipment                                             (2,397)        (2,651)           (15,255)
                                                                 ------------   ------------   ----------------
Net Cash Used in Investing Activities                              (7,474,788)   (23,958,562)       (31,443,557)
                                                                 ------------   ------------   ----------------

                                                                     Page 2 of 2
                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               January 13, 2000
                                                                    For the Years Ended        (Inception) to
                                                                        December 31,             December 31,
                                                                 ---------------------------   ----------------
                                                                     2003           2002            2003
                                                                 ------------   ------------   ----------------
Cash Flows From Financing Activities
    Advances from stockholder                                               -        300,000            300,000
    Repayments to stockholder                                               -       (300,000)          (300,000)
    Repayment of loan - related party                              (1,399,340)             -         (1,399,340)
    Repayment of loan                                              (1,200,000)             -         (1,200,000)
    Proceeds from borrowings                                        1,763,500     15,435,800         17,199,300
    Proceeds from borrowings - related party                        1,254,000              -          1,254,000
    Proceeds from deferred equity option                              870,000              -            870,000
    Loan costs                                                              -       (245,000)          (245,000)
    Receipts of subscription receivable                             1,430,000              -          1,430,000
    Receipts of subscription receivable - related party             1,924,340              -          1,924,340
    Proceeds from common and preferred stock issued and
     issuable, net of issuance costs                                5,737,799      9,958,948         15,778,747
                                                                 ------------   ------------   ----------------
Net Cash Provided by Financing Activities                          10,380,299     25,149,748         35,612,047
                                                                 ------------   ------------   ----------------

Net Increase in Cash and Cash Equivalents                            (273,088)       290,450             56,680

Cash and Cash Equivalents, Beginning of Period                        329,768         39,318                  -
                                                                 ------------   ------------   ----------------
Cash and Cash Equivalents, End of Period                         $     56,680   $    329,768   $         56,680
                                                                 ============   ============   ================

  The accompanying notes are an integral part of these consolidated financial statements.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1 - DESCRIPTION OF BUSINESS

Continental Southern Resources, Inc. (the "Company" or "CSOR"), formerly known as Expressions Graphics, Inc., was incorporated under the laws of the state of Nevada on January 13, 2000. In 2004, the Company restructured its business and changed its name to Endeavour International Corporation ("Endeavour") (see Note
21).


NOTE  2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Principles of Consolidation and Ownership Interest in Investees

The accompanying consolidated financial statements include all of the accounts of the Company and its five subsidiaries consisting of EGI Louisiana, Inc. (100% owned), a Nevada corporation incorporated in March 2002, Knox Miss. Partners, L.P. (99%), a Delaware limited partnership formed in March 2002, PHT Partners, L.P. (94.8%), a Delaware limited partnership formed in June 2002, BWP Gas, LLC (99%), a Delaware limited liability company formed in February 2003 and CSOR Acquisition Corporation (100%), a Delaware corporation incorporated in December 2003. The Company also has a 25.0% interest in Louisiana Shelf Partners, L.P., a Delaware limited partnership formed in December 2002. The various interests that the Company owns in its investees are accounted for under two broad methods: consolidation and equity method. The applicable accounting method is generally determined based on the Company's voting interest in the affiliate company.

Consolidation

Affiliate companies in which the Company directly or indirectly owns more than 50% of the outstanding voting interest are accounted for under the consolidation method of accounting. Under this method, an affiliate company's results of operations are reflected within the Company's Consolidated Statement of Operations. All significant intercompany accounts and transactions have been eliminated.

Equity Method

The Company uses the equity method to account for all of its limited partnership interests that range from 5% to 50%.

Under the equity method of accounting, the Company's proportionate share of the investees' net income or loss is included in "Partnership Investment Losses" in the Consolidated Statements of Operations. Any excess investment is evaluated each reporting period for impairment and is amortized over the estimated period of the remaining oil and gas reserves.

Development Stage Enterprise

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Change in Method of Accounting for Oil and Gas Operations

We believe that the full cost method of accounting is more appropriate for Endeavour in light of the significant changes in our operations that have recently occurred. We believe capitalization of seismic and other exploration technology expenditures as well as the cost of all exploratory wells recognizes the value these expenditures add to the program of an exploration focused company like Endeavour. Amortization of these costs over the life of the discovered reserves provides a more appropriate method of matching revenues and expenses related to our exploration strategy. Our technical strategy is founded on a philosophy that regional petroleum systems analyses improve competitive advantage, reduce exploration risk and optimize value creation. Regional petroleum systems analysis has been successfully employed by our new management and technical team in their past experiences to identify and commercialize reserves in basins worldwide.

On February 26, 2004, we completed a series of transactions that significantly transformed the nature and scope of our business. These changes include:

      -     a new management team;

      - a new business strategy of exploration, exploitation and acquisition that will be focused on the North Sea;

      - the acquisition of NSNV, Inc. which possessed the seismic data and management team that will be central to the Company's new strategy; and;

      - a restructuring which resulted in the sale of all interests in U.S. oil and gas properties.

Prior to February 2004, the Company had no technical exploration and production staff and did not have any production until the fourth quarter of 2003. The only producing property, which had minimal production, was sold in the February 2004 restructuring.

We believe the full cost method of accounting will more accurately reflects the results of our future operations. The full cost method of accounting is used by many independent oil and gas companies and its use will allow investors to better assess the performance of the company.

Under the full cost method, all acquisition, exploration and development costs, including certain directly related employee costs and a portion of interest expense, incurred for the purpose of finding oil and gas are capitalized. These capitalized costs are accumulated in pools on a country - by - country basis. Capitalized costs include the cost of drilling and equipping productive wells, dry hole costs, lease acquisition costs, seismic and other geological and geophysical costs, delay rentals and costs related to such activities. Employee costs associated with production and other operating activities and general corporate activities are expensed in the period incurred.

Where proved reserves are established, capitalized costs are limited on a country - by - country basis (the ceiling test). The ceiling test is calculated as the sum of the present value of future net cash flows related to estimated production of proved reserves, using end - of - the-current-period prices, discounted at 10%, plus the lower of cost or estimated fair value of unproved properties, all net of expected income tax effects. Under the ceiling test, if the capitalized cost of the full cost pool exceeds the ceiling limitation, the excess is charged as an impairment expense.

We utilize a single cost center for each country where we have operations for amortization purposes. Any conveyances of properties are treated as adjustments to the cost of oil and gas properties with no gain or loss recognized unless the operations are suspended in the entire cost center or the conveyance is significant in nature.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization ("DD&A") calculation until the project is evaluated. As we are in the start-up phase of our operations, all costs are currently associated with undeveloped properties.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

In countries where the existence of proved reserves has not yet been determined, leasehold costs, seismic costs and other costs incurred during the exploration phase remain capitalized in unproved property cost centers until proved reserves have been established or until exploration activities cease. If exploration activities result in the establishment of a proved reserve base, amounts in the unproved property cost center are reclassified as proved properties and become subject to depreciation, depletion and amortization and the application of the ceiling test. If exploration efforts in a country are unsuccessful in establishing proved reserves, it may be determined that the value of exploratory costs incurred there have been permanently diminished in part or in whole. Therefore, based on the impairment evaluation and future exploration plans, the unproved property cost centers related to the area of interest could be impaired, and accumulated costs charged against earnings.

We have restated all prior financial statements as a result of the conversion to full cost accounting. As a part of this process, all previous charges related to the successful efforts method of accounting for oil and gas assets were reversed, raising the book value of those properties as well as our stockholders' equity. The full cost method, however, requires performing quarterly ceiling tests to ensure that the carrying value of oil and gas assets on the balance sheet is not overstated. In ceiling tests performed for the quarter ended December 31, 2003 a $10,125,367 impairment was recorded as capitalized costs exceeded the ceiling test limits. The ceiling test was based on natural gas prices of $4.735 per thousand cubic feet (Mcf) for natural gas that included adjustments for basis differentials and other pricing factors. Future quarterly full cost ceiling tests will be based on the then-current market prices for both natural gas and oil, after adjustments. The end result of the full cost conversion is that both the book value of our properties and stockholders' equity are at approximately the same levels that would have existed if we had continued with the successful efforts method of accounting.

The effect of the accounting change on net loss follows:

                                                                                         January 13,
                                                                                             2000
                                                                                        (Inception) to
                                                       Year Ended December 31,            March 31,
                                                  ---------------------------------     -------------
                                                       2003               2002               2004
                                                  --------------      -------------     -------------
Net loss to common shareholders under
     successful efforts                           $  (37,248,463)     $  (8,671,142)    $ (46,036,333)
Adjustments to full cost                              (3,985,995)         3,900,013           (85,982)
                                                  --------------      -------------     -------------
Net loss to common shareholders under full cost   $  (41,234,458)     $  (4,771,129)    $ (46,122,315)
                                                  ==============      =============     =============

Loss per basic and diluted share under
    successful efforts                            $        (1.06)     $       (0.43)
                                                  ==============      =============

Loss per basic and diluted share under full cost  $        (1.18)     $       (0.24)
                                                  ==============      =============

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The effect of the accounting change on the balance sheet follows:

                                   Net Oil and Gas Property and        Deficit Accumulated During the
                                            Equipment                        Development Stage
                                 -------------------------------      --------------------------------
                                 December 31,       December 31,       December 31,      December 31,
                                     2003               2002               2003              2002
                                 -------------      ------------      --------------     -------------
Under successful efforts         $   6,499,264      $ 15,077,643      $  (46,036,333)    $  (8,787,870)
Adjustments to full cost               (85,982)        3,900,013             (85,982)        3,900,013
                                 -------------      ------------      --------------     -------------
Under full cost                  $   6,413,282      $ 18,977,656      $  (46,122,315)    $  (4,887,857)
                                 =============      ============      ==============     =============

The change in the method of accounting for oil and gas operations also resulted in revisions to certain disclosures in Notes 6, 10, 19 and 21.

Revenue Recognition

Revenue is recognized at the time title passes on oil and gas quantities, less any royalties due. Revenues related to natural gas are recognized using the entitlement method of accounting for gas imbalances. Any entitled quantities that are in excess of sales quantities are recorded as a receivable at the lower of the current market price or the market price at the time the imbalance occurred. Any entitled quantities that are lower than the sales quantities are recorded as deferred revenue at the market price at the time the imbalance occurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Actual results could differ from those estimates.

Management believes that it is reasonably possible the following material estimates affecting the financial statements could significantly change in the coming year (1) estimates of proved oil and gas reserves, (2) estimates as to the expected future cash flow from proved oil and gas properties, and (3) estimates of future dismantlement and restoration costs.

The Company's business makes it vulnerable to changes in crude oil and natural gas prices. Such prices have been volatile in the past and can be expected to be volatile in the future.

By definition, proved reserves are based on current oil and gas prices. Price declines may reduce the estimated quantity of proved reserves and increase annual amortization expense.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions or unsecured loans. At various times during the year, the Company may exceed the

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Furniture and fixtures are depreciated using the straight-line method over their estimated useful life of seven years.

Capitalized Interest

The Company policy is to capitalize interest on expenditures for significant exploration and development projects while activities are in progress to bring the assets to their intended use.

Financial Instruments

The carrying amounts reflected in the consolidated balance sheets for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments. The carrying value of the investment in equity securities approximates fair value based on their market trading price. The carrying value of the note receivable with detachable warrants reflects a discount for the value of warrants. The carrying value of the convertible notes is recorded at the value of the underlying collateral.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Dismantlement, Restoration and Environmental Costs

Effective January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" using a cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. SFAS No. 143 requires liability recognition for retirement obligations associated with tangible long-lived assets, such as producing well sites, offshore production platforms, and natural gas processing plants. The obligations included within the scope of SFAS No. 143 are those for which a company faces a legal obligation. The initial measurement of the asset retirement obligation is to record a separate liability at its fair value with an offsetting asset retirement cost recorded as an increase to the related property and equipment on the consolidated balance sheet. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment.

The Company previously estimated costs of dismantlement, removal, site reclamation, and other similar activities in the total costs that are subject to depreciation, depletion, and amortization. The Company did not record a separate asset or liability for such amounts.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation Arrangements

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued To Employees," and related interpretations, in accounting for its stock-based grants to employees. Under the intrinsic value method of accounting, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company applies the disclosure provisions specified in SFAS No. 148, "Accounting For Stock Based Compensation - Transition and Disclosure - an Amendment of SFAS 123," The Company applies SFAS No. 123, "Accounting for Stock-Based Compensation," in accounting for stock-based grants to non-employees.

The net loss does not include any stock-based director compensation cost, as all the options granted had an exercise price higher than the market value of the stock on the date of grant. However, the modification of options has triggered variable accounting under APB 25 and FASB interpretation No. 44. The Company will be required to record compensation expense if the modified option price is lower than the market price of the stock at the end of a reporting period until the options expire or are exercised. Since the modified option exercise price for the 500,000 options was higher than the market price of the stock on option modification date, no compensation expense was recorded under APB 25. The Company applies SFAS 148 for the disclosure requirements for options granted to the directors. Under SFAS 148, the modification of the terms for the 500,000 option requires the Company to disclose additional compensation expense, which equals the difference of the modified option valued on the option modification date and the value of the original option on the option modification date.

Had compensation expense for the year ended December 31, 2003 and 2002 been determined under the fair value provisions of SFAS No. 123, as amended by SFAS 148, the Company's net loss and net loss per share would have been the following:

                                                                              Year Ended December 31,
                                                                          ------------------------------
                                                                              2003               2002
                                                                          ------------      ------------
Net loss to common stockholders, as reported                              $(41,234,458)     $ (4,771,129)
Add:
    Total stock-based director compensation expense determined
     under fair-value-based method for all awards, net of tax                 (826,461)       (1,304,638)
                                                                          ------------      ------------
 Pro forma net loss                                                       $(42,060,919)     $ (6,075,767)
                                                                          ============      ============
 Loss per share:
       Basic - as reported                                                $      (1.18)     $      (0.24)
       Basic - pro forma                                                  $      (1.20)     $      (0.30)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The estimated fair value of each option granted was calculated using the Black-Scholes Method. The following summarizes the weighted average of the assumptions used in the method.

                                                      2003           2002
                                                  ------------    ----------
Risk free rate                                    1.63 - 3.84%       1.23%
Expected years until exercise                       3.0 - 5.0         2.0
Expected stock volatility                                 100%        110%
Dividend yield                                              -           -
                                                  ===========        ====

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

Loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).

The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

                                                                     December 31,
                                                              -----------------------
                                                                 2003          2002
                                                              ---------     ---------
Options                                                       1,025,000       500,000
Warrants                                                      2,757,500       782,500
Convertible Debt                                              4,320,000     1,414,423
                                                              ---------     ---------
                                                              8,102,500     2,696,923
                                                              =========     =========

Segment Information

Under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," the Company has determined it has one reportable operating segment being the acquiring, exploration and development of natural gas and oil properties. The Company's operations are conducted in two geographic segments as follows:

                                   2003                       2002
                           ----------------------     ----------------------
                                       Long-lived                 Long-lived
                           Revenue       Assets       Revenue       Assets
                           --------    ----------     --------    -----------
United States              $ 27,305    $7,568,728     $ 16,142    $19,221,793
Thailand                          -     1,692,460            -      1,136,962
                           --------    ----------     --------    -----------

                           $ 27,305    $9,261,188     $ 16,142    $20,358,755
                           ========    ==========     ========    ===========

Impairment of Loans

The Company uses SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," amended by SFAS No. 118, for measuring the impairment of certain debt investments. Under SFAS No. 114, impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company used the fair value of the loan collateral to measure the impairment of the loans and ceased accruing interest income on the loans.

Recent Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" (FIN 46 or Interpretation). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

other than voting rights; such entities are known as variable interest entities ("VIEs"). The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. The statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The provisions of SFAS No. 149 generally are to be applied prospectively only. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. The adoption of the effective provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission (or
SEC) issued Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition," which supersedes Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's related "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB 101 that had been codified in SEC Topic 13, "Revenue Recognition." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

NOTE 3 - LIQUIDITY AND CAPITAL RESOURCES

The Company is in the development stage and has significant debt obligations to repay in future years. Additionally, the Company will need significant funds to meet its cash calls on its various interests in oil and gas prospects to explore, produce, develop, and eventually sell the underlying natural gas and oil products under its interests and to acquire additional properties. On February 26, 2004, the Company closed a private equity offering in which it raised net proceeds of $46,000,000 (see Note 21). The Company will use the proceeds to repay certain liabilities described in Note 12 and the balance for its working capital requirements.

NOTE 4 - NOTE RECEIVABLE - RELATED PARTY

During 2002, the Company loaned a total of $475,000 to International Travel CD's, Inc. ("ILCD") for which it received various 10% unsecured promissory notes that were due 45 days from the date of issuance. On October 5, 2002, the Company entered into an Assignment and Release Agreement with ILCD whereby the Company agreed to purchase and assume the assignment of a secured promissory note between ILCD and Snipes Productions, LLC

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - NOTE RECEIVABLE - RELATED PARTY (CONTINUED)

("the Secured Note") for full satisfaction of the remaining unpaid balance of the ILCD promissory notes amounting to $122,500. The Secured Note's maturity date of December 31, 2002 was extended to October 31, 2003 and interest is equal to 35% of the aggregate principal balance. As of December 31, 2003 and 2002, the outstanding principal balance was $122,500 while the unpaid interest on the Secured Note was $64,841 and $16,417, respectively. The note receivable and accrued interest were included in the transfer of the non-core assets to the Series A and certain of the Series B Preferred Stock holders in February 2004 (see Note 21).

In August and October 2002, the Company loaned the aggregate of $425,000 and $220,000 to BPK Resources, Inc. and its subsidiary, CSR - Hackberry Partners, L.P., respectively. The Company received various demand promissory notes with annual interest rates of 10% and 12%. The outstanding balance of these notes was $0 and $25,000 as of December 31, 2003, and $250,000 and $45,000 as of December 31, 2002. Total unpaid accrued interest on these notes totaled $24,371 and $12,851 at December 31, 2003 and 2002, respectively. These note receivables were included in the transfer of the non-core assets to the Series A and certain of the Series B Preferred Stock holders in February 2004 (see Note 21).

During 2003 and 2002, Knox Miss and CSR Waha made short-term unsecured advances of $5,617 and $18,000, respectively, to BPK Resources, Inc. These advances remain outstanding as of December 31, 2003.

During 2002, PHT Partners made a short-term unsecured advance of $50,000 to PH Gas, LLC. This advance was paid on September 8, 2003 along with $3,438 of accrued interest.

On January 15, 2003, the Company sold its 99% limited partnership interest in CSR-WAHA Partners, LP, a Delaware Limited Partnership to BPK and in return, received a cash payment of $150,000, a $1,500,000 promissory note due on April 30, 2003, and 600,000 shares of the common stock of BPK. This resulted in a gain of $1,235,248. On April 14, 2003, the Company agreed to extend the due date of the $1,500,000 promissory note to June 30, 2004. BPK issued 100,000 shares of its common stock to the Company in consideration for the extension. As of December 31, 2003, $670,000 of principal remained outstanding along with $106,669 in accrued interest. The note receivable and accrued interest were included in the transfer of the non-core assets to the Series A and certain of the Series B Preferred Stock holders in February 2004 (see Note 21).

On February 21, 2003, Knox Miss Partners, L.P. ("Knox Miss") loaned $10,000 to Touchstone Resources, LTD. ("Touchstone") for which it received a 10% unsecured demand promissory. As of December 31, 2003, the principal remained outstanding with accrued interest of $858.

On March 4, 2003, the Company loaned $136,000 to FEQ Investments, Inc. ("FEQ") for which it received a 10% unsecured demand promissory note. The note was paid on May 29, 2003.

On May 30, 2003, the Company loaned $30,000 to PH Gas, L.P. in exchange for a demand promissory note. This note was paid on June 4, 2003.

On November 20, 2003, Knox Miss made a short-term unsecured advance of $2,250 to Louisiana Shelf Partners, L.P. ("LA Shelf"). This advance remains outstanding as of December 31, 2003.

NOTE 5 - NOTE RECEIVABLE

On November 1, 2002, the Company loaned $152,500 to IP Services Inc. in exchange for a 10% demand promissory note. This note along with $10,319 in accrued interest was paid in June 2003.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTE RECEIVABLE (CONTINUED)

On June 13, 2003, Knox Miss Partners, L.P. received a promissory note in exchange for a $10,000 loan from an unrelated party. As of December 31, 2003, the principal remained outstanding along with $551 in accrued interest.

NOTE 6 - OIL AND GAS PROPERTIES

Hell Hole Bayou

During 2002, the Company acquired various working interests in the leases underlying the North Hell Hole Prospect (the "Prospect"). The purpose of the Prospect was to explore, develop and produce certain oil and gas interests it possesses in a contracted area known as Hell Hole Bayou located in Vermillion Parish, Louisiana. The Company acquired these interests from various leaseholders, including Touchstone Resources USA, Inc. ("Touchstone USA"). The Company owned an aggregate working interest of 37.9% and an additional 10% back-in interest.

During 2002 through April 2003, it was determined by the Company's outside engineer and operator that the initial hole and subsequent sidetrack wells were dry. Management decided not to pursue additional exploration within these lease areas and, consequently, these leases were allowed to lapse. Management also decided not to pursue additional exploration within the remaining three leases. Consequently, these three leases were allowed to lapse. The Company recorded impairment charges of $15,042,588 during 2003, which is comprised of all drilling costs incurred to date plus 100% of the lease acquisition costs for the entire Hell Hole Prospect.

Knox Miss. Partners, L.P. - Limited Partnership Interest

On March 23, 2002, the Company entered into a limited partnership agreement with Knox Miss, LLC and formed Knox Miss. Partners, L.P., a Delaware limited partnership. The Company is the sole limited partner with a 99% interest and Knox Miss, LLC is the general partner. As of December 31, 2003, the Company contributed $5,544,500 and the general partner contributed $27,325 to the limited partnership. Knox Miss. Partners, L.P. was formed to acquire interests in gas, oil and mineral leases of properties located in Mississippi.

During 2002, Knox Miss entered into exploration agreements with SK Exploration, Inc., SKH Energy Partners II, LP and Clayton Williams Energy, Inc. ("Clayton") to jointly cooperate and participate in the exploration and development of oil, gas and leases in the Livingston Transform Area, Longview and Osborn prospects which cover several counties in Mississippi (see Note 20 - legal proceedings for contingency).

In the first quarter of 2004, the Company sold its 99% limited partnership interest in Knox Miss Partners, L.P. (see Note 21).

CSR-WAHA Partners, L.P.

On June 27, 2002, the Company entered into a limited partnership agreement with CSR, LLC and formed CRS-WAHA Partners, L.P. ("CSR-WAHA") of which the Company was the sole limited partner with a 99% interest and CSR, LLC is the general partner. Through December 2002, the Company and CSR, LLC contributed cash of $750,000 and $500, respectively. In 2002, the partnership purchased a working interest of 12-1/2% in the Waha/Lockridge oil and gas prospect located in Reeves County, Texas for $358,038.

On January 15, 2003, the Company sold its 99% limited partnership interest in CSR-WAHA to BPK (see Note 4).

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - OIL AND GAS PROPERTIES (CONTINUED)

BWP Gas, LLC

On May 20, 2003, the Company entered into a Membership Purchase Agreement with BWP Gas, LLC ("BWP") whereby the Company acquired all of the Class B membership interest of BWP from HBA Gas, Inc. ("HBA") (the "Acquisition"). The Company became the sole Class B member and the managing member with a 99% interest in BWP. Oklahoma Hills Gas, LLC ("Oklahoma Hills") is the Class A member with a 1% interest. HBA is the managing member of Oklahoma Hills and Ernest Bartlett is the president of HBA and also the president of FEQ. FEQ is a principal holder of the Company's Series A and Series B Preferred stock as well as interests in certain entities which serve as the general partner of certain oil and gas limited partnerships in which the Company has interests. In consideration for the Acquisition, the Company issued 3,300,000 shares of the Company's common stock and warrants to purchase and additional 1,650,000 common shares at an exercise price of $2.00 per share expiring in May 2006 to HBA and its designees. The shares were valued at $6,600,000. The warrants were valued at $2,046,000 using the Black-Scholes Method. The Company paid an investment banker $172,500 in connection with the Acquisition. The Company also contributed $2,500,000 to BWP at the time of the Acquisition in order for BWP to complete its funding commitment under the exploration agreement, which was defined below. Therefore, the total purchase price of the Acquisition amounted to $11,318,500. BWP's sole asset at the time of the Acquisition was a 4.5% working interest in the Mary #2-34Well ("Mary Well") in the Potato Hills Deep Prospect ("Potato Hills") located in Latimer and Pushmataha Counties, Oklahoma. Subsequent to the Acquisition, the Company contributed an additional $974,000 to BWP.

BWP has entered into an exploration agreement ("Exploration Agreement") with GHK Company, LLC ("GHK") and its affiliate, which was amended in May 2003, to jointly cooperate and participate in the exploration and development of certain oil and gas leases in the Potato Hills area. Under the Exploration Agreement, BWP also has the right to participate in a 4.5% interest of all additional wells drilled in Potato Hills and the right to purchase up to a 10% interest in all wells identified by GHK in the future. In the event that the total costs for the drilling of the Mary No. 2-34 Well as reflected in the AFE exceed one hundred and ten percent (110%) of the budgeted amount, BWP is obligated to pay its proportionate share of such costs. BWP's working interest in Potato Hills is subject to various terms and specifications including restrictions, overriding royalty interests, specific drilling depths, future wells, specific locations, and other parties with priority in recovering their costs in certain net profits in the interests. GHK is the operator.

We have legal proceedings with GHK relating to performance of the parties under the Exploration Agreement. See Note 20.

In ceiling tests performed for the quarter ended December 31, 2003 a $10,125,367 impairment was recorded as capitalized costs exceeded the ceiling test limits. The ceiling test was based on natural gas prices of $4.735 per thousand cubic feet (Mcf) for natural gas that included adjustments for basis differentials and other pricing factors.

After the Acquisition, BWP invested $276,277 to acquire a 5% working interest in Indian Prospect located in Roger Mills County, Oklahoma, with GHK as the operator. BWP's share of drilling cost in the India Prospect was $403,372 as of December 31, 2003. However, GHK has not assigned the Indian Prospect leases to the Company as of this time (see Note 20).

The following pro forma presentation assumes the acquisition of BWP took place on January 1, 2003 and shows the pro forma effect on loss from operations. Since BWP commenced operation in April 2003, there is no pro forma impact on the Company's statement of operations for the year ended December 31, 2002.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - OIL AND GAS PROPERTIES (CONTINUED)

                                                                  Year Ending                Year Ended
                                                         December 31, 2003 (unaudited)    December 31,2002
                                                       --------------------------------------------------
                                                       Historical          Pro Forma         Historical
                                                       ------------       ------------      ------------
Revenue                                                $     27,305       $     27,305      $     16,142
Loss from operations                                    (30,704,431)       (30,704,431)       (1,776,402)
Other (income) expense                                    6,206,579          7,405,911         2,714,481
Interest expense                                          3,569,992          4,769,324         3,311,763
Net loss                                                (36,828,750)       (38,028,082)       (4,486,831)
Net loss to common stockholders                         (41,234,458)       (42,433,790)       (4,771,129)
Net loss per common share - basic and diluted                 (1.18)             (1.21)            (0.24)

Following is the condensed balance sheet of BWP at the date of Acquisition:

Cash                                              $   150,000
Unproved oil and gas property                     $ 4,500,000
                                                  -----------

Total Assets                                      $ 4,650,000
                                                  ===========

Oil and gas interest payable                      $ 2,500,000
                                                  -----------

Net Assets Acquired                               $ 2,150,000
                                                  ===========

In February 2004, all of the Company's limited membership interest in BWP together with other non-core assets was disposed of in the various Restructuring transactions (see Note 21).

Oil and gas properties included the following:

                                                                          December 31,
                                                            ----------------------------------
                                                                  2003                2002
                                                            ---------------     --------------
Oil and gas properties:
     Subject to amortization                                $    11,468,500     $            -
     Not subject to amortization:
         Acquired in 2003                                         2,611,806                  -
         Acquired in 2002                                        18,997,656         18,997,656
                                                            ---------------     --------------
                                                                 33,077,962         18,997,656

Accumulated depreciation, depletion and amortization            (26,664,680)                 -
                                                            ---------------     --------------

Net oil and gas properties                                  $     6,413,282     $   18,997,656
                                                            ===============     ==============

The costs not subject to amortization relate to unproved properties which are excluded from amortized capital costs until it is determined whether or not proved reserves can be assigned to such properties. All oil and gas properties held at December 31, 2003 were sold as part of the Restructuring (see Note 21).

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - EQUITY INTERESTS IN ENTITIES WITH OIL AND GAS PROPERTIES

PHT Partners, L.P.

On June 26, 2002, the Company entered into a limited partnership agreement with PHT Gas, LLC and formed PHT Partners, L.P. ("PHT"). The Company has a 94.77% limited partnership interest and PHT Gas, LLC is the general partner. As of December 31, 2003, the Company has contributed $1,721,607 to PHT. PHT has invested $1,692,460 including additional capital calls in APICO, LLC, a limited liability company, in return for 883 units out of a total of 4,100 units outstanding.

The business of APICO, LLC is (i) to farm-in to certain concessions (the "Concessions") in Phu Horm Gas Field Project located in Khorat and Udon in the Kingdom of Thailand, which are controlled by Amerada Hess Limited (Thailand), which is acting as the operator; (ii) to acquire and own property interests and other rights in the Concessions; (iii) to participate in exploring the Concessions; (iv) in developing and operating oil and gas wells in the Concessions; (v) in financing its operations, in selling production from such wells and in selling interests in the Property and/or the Concessions; (vii) and to take all other actions necessary, appropriate or advisable in connection with such business.

The Company is not subject to capital calls in connection with its limited partnership interest in PHT. However, as explained below, PHT is subject to cash calls from its investment in APICO, LLC. If PHT does not meet its cash calls, then the Company's investment in PHT may become impaired. Pursuant to the APICO membership agreement, PHT and the other APICO members will be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of APICO. If PHT or any other member fails to make required capital contributions or meet the required cash calls in the amounts and at the times specified in the membership agreement, then they would be in default. If the default is not cured within 45 days, then APICO has the right to repurchase the defaulting members' shares for 1% of their original purchase price. As of December 31, 2003, PHT has funded its proportional share of additional capital calls.

At the discretion of PHT Gas, LLC, any available cash shall be distributed 99% to the limited partners of PHT to the extent of its unreturned capital balance and 1% to PHT Gas, LLC until all unreturned capital balances have been returned and then 80% to the limited partners and 20% to PHT Gas, LLC thereafter. Distributions in liquidation of the partnership shall be made in accordance with the capital accounts subject to the above distributions. In general, profits shall be allocated after giving effect to certain regulatory allocations and cumulative prior allocations 75% to the limited partners and 25% to PHT Gas, LLC. Losses in general shall be allocated after giving effect to regulatory allocations and certain proportionate allocations to all partners with a positive capital account in proportion to the extent of their balances and then entirely to PHT Gas, LLC.

Louisiana Shelf Partners, L.P.

On December 31, 2002, the Company entered into a limited partnership agreement with LS Gas, LLC and formed Louisiana Shelf Partners, L.P. ("LSP") of which the Company is a limited partner with an approximate 25% interest and LS Gas, LLC is the general partner. The Company contributed $240,000 to LSP in 2002 and $2,032,500 in 2003. As of December 31, 2003, LSP acquired various geological and geophysical data and interests in oil, gas and mineral leases located in Cameron Parish, Louisiana for an aggregate purchase price of $4,740,039. Pursuant to the partnership agreement, the Company and the other LSP members will be called upon from time to time for additional contributions so as to meet the reasonable capital requirements of LSP.

The initial test well drilled during 2003 was determined to be a dry hole. As a result, all the drilling costs incurred on this well in the amount of $3,366,597 were written off during the third and fourth quarters of 2003.

Management has decided not to pursue additional exploration within two of the four leases in Cameron Parish offshore Louisiana. Consequently, these leases were allowed to lapse in March 2004. The Company has recorded

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - EQUITY INTERESTS IN ENTITIES WITH OIL AND GAS PROPERTIES (CONTINUED)

impairment charges of $991,138 in the fourth quarter of 2003 consisting of all the lease acquisition costs related to these leases.

On October 8, 2003, LSP entered into a limited partnership agreement with PHT Gas, LLC and formed PHT Vicksburg Partners, LP ("PHT Vicksburg") of which LSP is a limited partner with an approximate 15% interest and PHT Gas, LLC is the general partner. As of December 31, 2003, LSP contributed $112,800 to PHT Vicksburg. Pursuant to the partnership agreement, LSP and other PHT Vicksburg members will be called upon from time to time for additional contributions to meet the reasonable capital requirements of PHT Vicksburg. In October 2003 and subsequently in January 2004, PHT Vicksburg acquired various oil, gas and mineral leases located in the East Coastal Filed Prospect in Starr and Hidalgo counties, Texas for an aggregate purchase price of approximately $518,000.

On October 8, 2003, PHT Vicksburg entered into an Exploration agreement with Touchstone Resources USA, Inc. to jointly cooperate and participate in the exploration and development of oil and gas leases in the contract area in the East coastal Prospect. Touchstone USA is the operator. As of December 31, 2003, PHT Vicksburg's share of drilling costs was approximately $429,000.

The following table summarizes the Company's interests in oil and gas non-public limited partnerships accounted for under the equity method of accounting as of December 31, 2003 and 2002.

                                       December 31, 2003                       December 31, 2002
                              ------------------------------------    ---------------------------------
                                                      Excess of                             Excess of
                                                   Carrying Value                        Carrying Value
                              Carrying Value       Over Net Assets     Carrying Value    Over Net Assets
                             ---------------      ----------------    ---------------    ----------------
PHT investment in APICO        $  1,692,460       $ 238,029           $   1,136,962        $   278,263
Louisiana Shelf Partners          1,146,076               -                 236,529                  -
                               ------------       ---------           -------------        -----------
                               $  2,838,536       $ 238,029           $   1,373,491        $   278,263
                               ============       =========           =============        ===========

The following table summarizes financial information for the limited partnerships accounted for under the equity method of accounting at December 31, 2003 and 2002 and has been compiled from the financial statements of the respective entities:

                                     December 31, 2003     December 31, 2002
                                     -----------------     ------------------
Total Assets                           $ 11,545,378           $ 6,547,014
                                       ============           ===========
Total Liabilities                      $    373,270           $   381,502
                                       ============           ===========

                                  Year Ended               Year Ended
                               December 31, 2003       December 31, 2002
                               -----------------      ------------------
Results of Operations:
Revenue                            $         -              $       -
Loss from operations               $(4,962,026)             $(130,689)
Net Loss                           $(4,888,378)             $(127,146)

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - MARKETABLE SECURITIES - RELATED PARTIES

In connection with the February 2002 acquisition of various working interests in the North Hell Hole Prospect, the Company purchased, for the sum of $2,000,000, a 10% secured convertible promissory note in the principal amount of $2,000,000 and a detached warrant to purchase 1,063,830 shares of common stock at an exercise price of US$1.88 from Touchstone Resources, Ltd. ("Touchstone"), a Canadian Exchange listed company and the parent company of Touchstone USA, Inc. The secured convertible promissory note, with a maturity date of August 22, 2004, had an initial conversion price of US$1.88. The fair value of the note receivable was $787,234 and the fair value of the warrants on the date the note was issued, valued by using the Black-Scholes Method, was $1,212,766. Consequently, a discount in the amount of $1,212,766 was recorded in connection with this note. In addition, as described below, an impairment charge was recorded against this note. At December 31, 2003 and 2002, this note is reflected in these financial statements at a carrying value of $0 and $800,000. The face value of this note is $2,000,000. The fair market value of the warrant was $0 and $617,021 as of December 31, 2003 and 2002.

In June 2002 the Company purchased, for the sum of $1,600,000, an additional 10% convertible promissory note in the principal amount of $1,600,000 and a detached warrant to purchase 2,000,000 shares of common stock at an exercise price of US$1.00 until December 28, 2002 from Touchstone. The secured convertible promissory note, which matured December 28, 2002, had an initial conversion price of US$.80. The fair values of the note receivable was $1,220,000 and the fair value of the warrants on the date the note was issued, valued by using the Black-Scholes Method, was $380,000. Consequently, a discount in the amount of $380,000 was recorded in connection with this note. On March 20, 2003, the Company renegotiated the $1,600,000 promissory note receivable from Touchstone. The principal amount of the new note increased to $1,725,586, which included accrued interest of $125,586. The note earns interest at 10% per annum and is due February 28, 2005. The note could have been converted at any time into shares of Touchstone at one share for each $0.62 of principal amount. Interest due may also be satisfied by the issuance of shares of Touchstone valued as at the date of issuance. In addition, as described below, an impairment charge was recorded against this note. At December 31, 2003 and 2002, this note is reflected in these financial statements at a carrying value of $0 and $1,000,000. The face value of this note is $1,725,586. The fair market value of the warrant was $0 at December 31, 2003 and 2002. The original expiration date to purchase 2,000,000 shares of stock in Touchstone was extended until February 28, 2005.

The Company's marketable convertible debt securities and warrants can be converted into and exercised for shares of Touchstone, which had a readily determinable fair market value. Management initially determined the appropriate classification of its investment using SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" at the time of purchase, and re-evaluates such determinations at each balance sheet date.

Under SFAS No. 114 "Accounting by Creditors for Impairment of a Loan," amended by SFAS No. 118, management has evaluated the collectibility of the loan from Touchstone and believes that Touchstone may not be able to repay the loans. Therefore, the Company has measured and recorded an impairment charge of $550,601 in 2002 and $1,800,000 in 2003 on the loans and accrued interest. The loans had a significant discount which reduced their carrying value. In connection with the impairment charge the Company has stopped amortizing the loan discount and accruing interest as of the fourth quarter of 2002. Consequently the carrying value of the loans at December 31, 2003 is equal to 0% of the $2,000,000 and the $1,725,586 face values of the notes based on the fair market value of the underlying loan collateral. The Company recognized a loss of $1,592,766 in regards to the Touchstone warrants.

In August 2002, the Company purchased 819,000 shares of common stock of BPK Resources, Inc. for $660,030 and 20,000 shares of common stock of ILCD for $44,005.

In October 2002, the Company exchanged 500,000 shares of common stock of BPK Resources, Inc. for 400,000 shares of common stock of Trimedia Entertainment, Inc. (formerly US Patriot, Inc.). As a result of the exchange, the Company realized a gain of $164,989.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - MARKETABLE SECURITIES - RELATED PARTIES (CONTINUED)

In January 2003, the Company received 600,000 shares of the common stock of BPK as part of the consideration for the Company's sale of its 99% limited partnership interest in CSR-WAHA Partners, LP to BPK.

In March 2003, the Company sold 141,500 shares of BPK Resources, Inc. The Company incurred a loss of $24,454 in regards to the transaction.

In April 2003, the Company sold 23,000 shares of BPK Resources, Inc. The Company incurred a loss of $4,589 in regards to the transaction.

In October 2003, the Company sold 20,000 shares of International Travel CD's, Inc. The Company incurred a loss of $37,411 in regards to the transaction.

As of December 31, 2003, the Company owned 864,500 shares of BPK common stock with a fair market value of $207,480. The Company and BPK have one common director who is also president of BPK.

The marketable securities reflected in these financial statements are deemed by management to be "available-for-sale" and, accordingly, are reported at fair value, with unrealized gains and losses reported in other comprehensive income and reflected as a separate component within the Statement of Stockholders' Equity. Realized gains and losses on securities available-for-sale are included in other income/expense and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Available-for-sale securities consist of the following at December 31, 2003:

                                               Current
                        ---------------------------------------------
                                               Gross
                                            Unrealized
                             Cost               Loss       Fair Value
                        -------------     ------------     ----------
Stock                   $   1,208,516     $   (489,036)    $ 719,480
                        -------------     ------------     ---------
Total Current           $   1,208,516     $   (489,036)    $ 719,480
                        =============     ============     =========

In February 2004, as part of the Restructuring , all of the Company's shares in BPK and Trimedia Entertainment, Inc., which were held as of December 31, 2003,were included in the transfer of the non-core assets to the Series A and certain of the Series B Preferred Stock holders (see Note 21).

Available-for-sale securities consist of the following at December 31, 2002:

                                              Current
                           -------------------------------------------
                                              Gross
                                            Unrealized
                               Cost            Loss         Fair Value
                           ------------     ---------       ----------
Stock                      $  869,025       $ (24,005)      $ 845,020
                           ----------       ---------       ---------
Total Current              $  869,025       $ (24,005)      $ 845,020
                           ==========       =========       =========

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - MARKETABLE SECURITIES - RELATED PARTIES (CONTINUED)

                                                                                Long Term
                                                    ----------------------------------------------------------------
                                                                           Gross          Allowance
                                                      Amortized         Unrealized           for
                                                        Cost               Loss           Impairment     Fair Value
                                                    ------------      ------------       ------------    -----------
Convertible debt       Due       2/28/2005          $ 1,416,134         $        -       $(416,134)      $ 1,000,000
Convertible debt       Due       08/22/2004             934,467                  -        (134,467)          800,000
Warrants               Expires   2/28/2005              380,000           (380,000)              -                 -
Warrants               Expires   08/22/2004           1,212,766           (595,745)              -           617,021
                                                    -----------         ----------       ---------       -----------
Total Non-Current                                   $ 3,943,367         $ (975,745)      $(550,601)      $ 2,417,021
                                                    ===========         ==========       =========       ===========

NOTE 9 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:


                                                2003            2002
                                             ---------       ---------
Furniture and fixture                        $   5,048       $  2,651
Less accumulated depreciation                     (678)           (43)
                                             ---------       --------
                                             $   4,370       $  2,608
                                             =========       ========

Depreciation expense for the year ended December 31, 2003 and 2002 was $636 and $9,612, respectively.

NOTE 10 - INCOME TAXES

Deferred income taxes result from the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts recognized for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of deferred tax assets and liabilities are as follows at December 31:

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (CONTINUED)

                                                                            2003             2002
                                                                        ------------     -----------
Deferred tax asset
    Allowance for impairment on marketable securities                   $    847,700     $   217,800
    Allowance for impairment on oil and gas properties                     4,004,500               -
    Allowance for bad debt                                                   711,800               -
    Deferred compensation                                                     85,700               -
    Tax benefit arising from net operating loss carryforward               9,419,000       1,767,700
                                                                        ------------     -----------

                                                                          15,068,700       1,985,500
Less valuation allowance                                                 (14,713,100)       (985,600)
                                                                        ------------     -----------
                                                                             355,600         999,900
Deferred tax liability
    Intangible drilling costs                                               (199,300)       (999,900)
    Installment sale gain                                                   (156,300)              -
                                                                        ------------     -----------

Net deferred tax asset                                                  $          -     $         -
                                                                        ============     ===========

Income tax benefit (liability) consists of the following:

                                                                                   December 31,
                                                                            2003               2002
                                                                        ------------      -----------
Deferred
    Federal                                                             $  4,357,100      $  (643,700)
    State                                                                    937,000         (138,400)
Federal and state benefit of net operating loss carryforward               9,419,000        1,767,700
                                                                        ------------      -----------
                                                                          14,713,100          985,600
Less valuation allowance                                                 (14,713,100)        (985,600)
                                                                        ------------      -----------

Net deferred tax asset                                                  $          -      $         -
                                                                        ============      ===========

As of December 31, 2003, the Company had losses which resulted in net operating loss carryforwards for tax purposes amounting to approximately $22,200,000 that may be offset against future taxable income. These NOL carryforwards expire beginning 2018 through 2021. However, these carryforwards may be significantly limited due to changes in the ownership of the Company as a result of future equity offerings.

Recognition of the benefits of the deferred tax assets and liabilities will require that the Company generate future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earning in future years. Therefore, the Company has established a valuation allowance for deferred tax assets (net of liabilities) of approximately $14,713,100 and $985,600 as of December 31, 2003 and 2002, respectively.

The following table presents the principal reasons for the difference between the Company's effective tax rates and of United States federal statutory income tax rate of 35%.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (CONTINUED)

                                                                                  December 31,
                                                                        ----------------------------
                                                                            2003             2002
                                                                        ------------      ----------
Federal income tax benefit at statutory rate                            $ 12,890,100      $1,570,400
State income tax benefit (net of effect of federal benefit)                2,110,400         110,400
Non-deductible expenses                                                   (1,273,000)       (723,000)
Change in valuation allowance                                            (13,727,500)       (957,800)
                                                                        ------------      ----------

Income Tax Benefit                                                      $          -      $        -
                                                                        ============      ==========

Effective Income Tax Rate                                                          0%              0%
                                                                        ============      ==========

NOTE 11 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company had the following accounts payable and accrued expenses outstanding at December 31:

                                                       2003             2002
                                                   -----------     ------------
Accrued Interest                                   $   242,897     $   910,399
Accounts Payable                                       307,317         151,787
Preferred Dividend                                   1,926,756         284,298
Payables for Oil and Gas Interests                   2,221,774       1,164,135
Other Accrued Expenses                                 536,981         209,241
                                                  ------------     -----------

                                                  $  5,235,725     $ 2,719,860
                                                  ============     ===========

NOTE 12 - NOTES PAYABLE

Related Party

In February 2002, the Company received subscription agreement commitments for promissory notes aggregating $10,000,000, which were originally to be funded by August 5, 2003. As incentive to accelerate the funding of their commitments, the Company issued options to the lenders. If the lenders funded their commitments by March 7, 2002, they would have the option to invest an additional $4,000,000 in the Company within 120 days of the original funding, at the same terms and conditions as the initial $10,000,000 investment. The fair value of the warrants, as determined by an independent valuation, amounted to $130,000 and was expensed in full upon their issuance. In February 2002 the full $10,000,000 was funded to the Company. In consideration for the funds received, the Company issued two promissory notes totaling $9,857,149. Interest accrued at 8% per annum. The fair value of these two notes was determined by an independent valuation to be $8,847,000 and a corresponding discount of $1,010,149 was recorded by the Company. The discount has been amortized over the term of the note using the effective interest rate method.

The Company also issued the lenders 3,285,100 shares of common stock, and warrants to purchase an aggregate of 11,000,000 shares of the Company's common stock at an aggregate exercise price of $2. The common stock and warrants had an ascribed value of approximately $.10 per share. The Company issued warrants to purchase 450,000 shares of common stock, at an aggregate exercise price of $1, to a registered broker dealer as payment of a commission for the offering. All warrants issued in connection with this offering were automatically deemed

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - NOTES PAYABLE (CONTINUED)

exercised at May 31, 2002, the date the Company obtained all required approvals of its shareholders to amend the Company's Articles of Incorporation to increase the authorized shares of its common stock to at least 90,000,000 shares.

In December 2002, the lender and its assignees exchanged their entire principal of $9,857,149 in promissory notes into 98,571 shares of the Company's Series B Preferred Stock. The original principal amount of the promissory note converted into a number of units ("Units") equal to the original principal amount of the promissory note divided by the conversion price of $100.00 per Unit. Each Unit consisted of 1 fully-paid share of Series B Preferred Stock. This class of stock is explained in more detail under Note 15 - Stockholder's Equity. At December 31, 2002, $255,174 had been amortized to interest expense. Upon conversion of the note, the balance of unamortized discounts was recorded as interest expense. The accrued interest the Company owed on the note of approximately $693,000 as of December 31, 2002 was assigned by the lender to FEQ Investments, Inc.

In June 2002, the lender exercised its option to invest $4,000,000 in the Company. The investor funded $2,500,000 and assigned the option to invest the remaining $1,500,000 to various investors. As consideration for the full amount of $4,000,000, the Company issued a note for $3,942,860 and will issue the lender and its assignees an aggregate 5,714,150 shares of common stock. The common stock and note were valued at $461,200 and $3,538,800, respectively, as determined by an independent valuation. The related discount of $404,060 was being amortized over the term of the loan. On September 30, 2002, the lender and its assignees exchanged their entire principal of $3,942,860 in promissory notes into 39,429 shares of the Company's Series B Preferred Stock. The original principal amount of the promissory notes were converted into a number of units equal to the original principal amount of the promissory note divided by the conversion price of $100.00 per Unit. Each Unit consisted of 1 fully-paid share of Series B Preferred Stock. The remaining subscription receivable amounted to $1,000,000 at December 31, 2002. This class of stock is explained in more detail under Note 15 - Stockholders' Equity. The amount amortized to interest expense through September 30, 2002 was $38,174. Upon conversion of the note, the balance of the unamortized discounts was recorded as interest expense.

As the result of the above described transactions these lenders owned in excess of 50% of the Company's common stock at December 31, 2002 in addition to the preferred stock they received upon conversion of their notes.

During January and May 2003, the Company borrowed $250,000 and $6,000 from SPH Investments, Inc. and issued various 10% demand notes. During the second quarter 2003, the Company made principal payments of $176,000 and paid the remaining $80,000 of principal along with $9,800 in accrued interest in the third quarter of 2003.

In January 2003, the Company borrowed $100,000 from SPH Investments, Inc. Profit Sharing Plan and issued a 10% demand note. This note with accrued interest of $3,956 was repaid in June 2003.

In January 2003, the Company borrowed $85,000 from 1025 Investments, Inc. and issued various 10% demand notes. The Company paid $45,000 in principal in January 2003 and the remaining $40,000 in March 2003 along with $235 in accrued interest.

Other

In April 2002 the Company entered into a loan agreement to borrow $1,500,000 from Gemini Growth Fund, LP ("Gemini"), a Delaware limited partnership. Gemini subsequently changed their name to Trident Growth Fund, L.P. ("Trident"). The note is a 12% secured convertible promissory note secured by substantially all of the assets of the Company. The note was to originally mature on October 21, 2003 but was extended as noted below, however the Company has the option to redeem the note at 100% of par at any time up to the maturity date. Trident has the option to convert the principal amount of the note into common stock of the Company. As additional incentive to make the $1,500,000 loan, Trident was issued a warrant to purchase 150,000 shares of the Company's common stock. The warrant expires on the earlier of April 30, 2012 or the date all of the convertible notes are converted to

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - NOTES PAYABLE (CONTINUED)

common stock. The initial conversion price of the note and warrant is the lesser of $2.00 or 60% of the closing bid price of the Company's common stock for the first trading session subsequent to the effective date of a reverse split of the Company's common stock which took place on May 31, 2002. However, the conversion price was reduced to $1.60 as a result of a subsequent private offering and is subject to other adjustments according to the provisions of the note. The Company paid loan commitment and origination fees of 1% and 4%, respectively, which were recorded as loan costs of which $45,000 was amortized to interest expense in 2002. On July 29, 2003, the loan was amended to extend the maturity date to July 31, 2004 and increase the principal amount to $2,100,000. As consideration for Trident's increasing of the original loan to $2,100,000, the Company granted Trident a warrant to purchase 150,000 shares of the common stock at an exercise price of $1.60 per share. The warrant is exercisable immediately and will expire on July 23, 2008. Interest is payable in cash unless Trident elects to have the interest paid in common stock of the Company. In February 2004, $1,500,000 of principal was repaid on the note and $600,000 of principal was converted into 375,000 shares of the common stock of the Company (see Note
21).

Repayment of the principal amount of the note has been guaranteed by a subsidiary of the Company. As described in the loan agreement, the Company is required to comply with various financial covenants. Any failure to comply with such covenants may be deemed a default on the loan by Trident. The Company did not meet three of the financial loan covenants as of December 31, 2002; however, Trident waived the specific covenants for six months. In consideration for this waiver, the Company granted Trident a warrant to purchase 25,000 shares of common stock at an exercise price of $1.60 per share. The warrant is exercisable immediately and will expire on April 30, 2012. As of June 30, 2003, the Company failed to meet the loan covenants again and Trident waived the covenant for until June 30, 2004. As consideration for Trident's second waiver of the loan covenants and extension of the maturity date of the original $1,500,000 note, on July 29, 2003 the Company granted Trident a warrant to purchase 100,000 shares of common stock at an initial exercise price of $1.60 per share. The warrant is exercisable immediately and will expire on April 30, 2012. These warrants were valued at $189,000 using the Black-Scholes Method and will be expensed over the extension of the notes. As of December 31, 2003, the Company had amortized $49,700 to expense.

The Company has allocated the proceeds from issuance of the convertible Trident promissory note and warrants based on a fair value basis for each item. Consequently, the convertible Trident promissory note was recorded with discounts of $632,451 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. The note discounts for the warrant will be amortized over the period from the date of issuance to the maturity date of the note. Beneficial conversion discounts of $1,467,549 were recorded since the Trident promissory note was convertible into common shares of stock at a rate of $1.60 per share while the prevailing common stock share price was $3.10 and $2.10 on April 5, 2003 and July 29, 2003, respectively, when the original $1,500,000 and additional $600,000 note was made. These discounts are being amortized over the term of the loan. As of December 31, 2003 and 2002, the Company amortized $1,161,636 and $531,018 of the discount.

Under the terms of the loan agreement, the Company was required to register all shares of its common stock issuable upon conversion of the note or exercise of the warrants by October 2002. The Company would have been subject to a monthly penalty of either 25,000 shares of its common stock or $10,000, at the option of the lender. However, the Company was granted a waiver until June 30, 2004 regarding the requirement.

During October 2002, the Company issued two unsecured 12% convertible promissory notes to a lender in the amount of $750,000 and $800,000, respectively. Both notes matured on October 15, 2003. In the event of default, the notes bear interest at 15% per annum. The lender has the option to convert the principal amount of the note into common stock of the Company at a conversion price of $3.25. The lender was issued a warrant to purchase a total of 232,500 shares of the Company's common stock at an exercise price of $5.00 per share as an additional incentive to make the loans. The warrant expires on October 15, 2005. Interest is payable in cash or common stock of the Company. On October 17, 2003, the loan was amended to extend the maturity date to June 30, 2004 and reduce the conversion price from $3.25 to $2.50. On February 26, 2004, the loan was amended again to reduce the conversion price from $2.50 to $1.75. The notes with outstanding principal of $1,550,000 and accrued interest were then

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - NOTES PAYABLE (CONTINUED)

converted into 1,026,624 shares of the Company's common stock (see Note 21). As consideration for the lender's extension of the note, the Company granted the lender a warrant to purchase 50,000 shares of the common stock at an exercise price of $5.00 per share. The warrants are exercisable immediately and will expire on October 17, 2006. These warrants were valued at $53,900 using the Black-Scholes Method and will be expensed over the extension of the notes. As of December 31, 2003, the Company had amortized $15,900 to expense.

The Company has allocated the proceeds from issuance of the convertible promissory notes and warrants based on a fair value basis of each item. Consequently, the convertible promissory notes were recorded with a discount of $341,349 and $378,406, respectively, based on the ascribed value of the warrants as determined by using the Black-Scholes Method. The note discount for the warrant will be amortized over the period from the date of issuance to the stated maturity date of the note. An additional beneficial conversion discount of $408,651 and $421,594 was recorded for the $750,000 and $800,000 promissory notes, respectively, since the notes were convertible into common shares of stock at a rate of $3.25 per share while the prevailing common stock share price was $4.90 and $5.05, respectively. This discount will also be amortized over the term of the loan. As of December 31, 2003 and 2002, the Company had amortized a total discount of $750,000 and $800,000, and $107,923 and $99,528, respectively, for the $750,000 and $800,000 notes.

In February 2003, Knox Miss Partners, L.P. borrowed $1,200,000 from Gibralt US, Inc. and issued a promissory note bearing interest at 12%. The note was payable the earlier of June 30, 2003 or upon closing of $2,000,000 of equity financing by the Company. The lender also received 75,000 shares of common stock in the Company for making the loan. The loan was guaranteed by the Company and FEQ Investments. This note was paid in July 2003.

In April 2003, PHT Partners, L.P. borrowed $190,000 from Louisiana Shelf Partners, L.P. and issued a 10% demand note. The note was paid in May 2003.

During June 2003, PHT Partners, L.P. borrowed $143,900 from Louisiana X Investors, LLC and issued a 10% demand note. This note was paid in July 2003.

In July 2003, BWP borrowed $370,000 from Louisiana X Investors, LLC and issued a 10% demand note. The note was paid in July 2003.

In July 2003, Knox Miss issued a promissory note for $200,000 to Louisiana X Investors, LLC. The note was paid in July 2003.

NOTE 13 - LIMITED PARTNERSHIP INTEREST TRANSFERRED UNDER CONTRACTUAL ARRANGEMENTS/DEFERRED EQUITY OPTION

The Company entered into a security purchase agreement on August 27, 2003 with RAM Trading, Ltd. ("RAM"), whereby RAM purchased 150,000 shares of the Company's common stock and 7 of the Company's 25.25 limited partnership units in Louisiana Shelf Partners, L.P. The total purchase price was $1,000,000 of which $304,500 was allocated to the sale of the common stock. The remaining $695,500 of the purchase price was treated as a deferred equity option. The agreement provided the Company a call option to purchase the limited partnership interest back from RAM and RAM a put option to sell the interest back to the Company. In accordance with Staff Accounting Bulletin ("SAB") Topic 5E: Accounting for Divestiture of a Subsidiary or Other Business Operation, SAB 101, "Revenue Recognition" and Financial Accounting Standard ("FAS") No. 48, "Revenue Recognition When Right of Return Exists," the sale of the interest was not recognized for accounting purposes. The carrying value of the limited partnership was not affected by the transaction nor was a gain or loss was reported from the sale of the limited partnership interest. The cost basis of this interest has been reclassified to a separate line in the balance sheet labeled "Limited Partnership Interest Transferred Under Contractual Arrangement". The Company paid $60,000

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - LIMITED PARTNERSHIP INTEREST TRANSFERRED UNDER CONTRACTUAL ARRANGEMENTS/DEFERRED EQUITY OPTION (CONTINUED)

investment banking fee related to this transaction. The Company exercised its call option to buy back the limited partnership interest from RAM on October 20, 2003 and issued 650,000 shares of the Company's common stock in full payment of the option. The exercise of the call option resulted in an increase in the Company's equity of $695,500 and a corresponding decrease in the deferred equity option.

The Company entered into a security purchase agreement on October 28, 2003 with RAM, whereby RAM purchased 150,000 shares of the Company's common stock and 10 of the Company's 99 limited partnership units in Knox Miss Partners, L.P. The total purchase price was $1,200,000 of which $330,000 was allocated to the sale of the common stock. The remaining $870,000 of the purchase price was treated as a deferred equity option. The agreement provided the Company a call option to purchase the limited partnership interest back from RAM and RAM a put option to sell the interest back to the Company. In accordance with Staff Accounting Bulletin ("SAB") Topic 5E: Accounting for Divestiture of a Subsidiary or Other Business Operation, SAB 101: Revenue Recognition and Financial Accounting Standard ("FAS") No. 48: Revenue Recognition When Right of Return Exists, the sale of the interest was not recognized for accounting purposes. The carrying value of the limited partnership was not affected by the transaction nor was a gain or loss was reported from the sale of the limited partnership interest. The cost basis of this interest has been reclassified to a separate line in the balance sheet labeled "Limited Partnership Interest Transferred Under Contractual Arrangement". The Company paid $60,000 investment banking fee related to this transaction. The security purchase agreement was amended on December 10, 2003 to increase the number of shares issuable upon exercise of the option to 835,000. The Company exercised its call option to buy back the limited partnership interest from RAM on February 10, 2004 and issued 835,000 shares of the Company's common stock in full payment of the option. The exercise of the call option will result in an increase in the Company's equity of $870,000 and a corresponding decrease in the deferred equity option.

NOTE 14 - PRIVATE PLACEMENT OFFERINGS - SUBSCRIPTION RECEIVABLE / NOTES PAYABLE

In March 2002 in a private placement offering, the Company received subscription commitments for funding an aggregate of $3,550,000 to be collected over a period of approximately twelve months. As of December 31, 2002, the Company had collected $1,410,000, reduced the receivable by $53,750 for services provided by two officers through June 30, 2002 and had outstanding subscription receivables of $2,086,250, of which $906,250 was due from an entity affiliated with the president of the Company. As of December 31, 2003, the Company had collected the remaining $2,086,250 along with $60,486 in accrued interest. The subscription receivables bore interest at 2.69%. An additional $600,000 was subscribed to and paid in May 2002. Concurrently with this offering the Company issued an option to an investor as an inducement to accelerate funding its commitment. The option granted the investor a right to invest an additional $550,000 in the Company, at the same terms and conditions as its initial investment within 180 days from the date it funded its original investment. The fair value of the option was calculated in an independent valuation to be $6,100, which was expensed upon issuance. The investor exercised the option in September 2002.

In exchange for the cash proceeds and subscriptions receivable, the Company issued unsecured convertible promissory notes which were to mature one year from issuance and bore interest at 8% per annum. These notes were converted to common stock and shares of Series A preferred stock on May 31, 2002 when the Company's shareholders approved the amendments to the Company's Articles of Incorporation to increase the Company's authorized shares of common stock to 150,000,000, authorize approximately 10,000,000 shares of undesignated preferred stock, par value $.001 per share, and the Board of Directors authorized the issuance of shares of Series A preferred stock (the "May 2002 Article Amendment"). The original principal amount of the promissory notes converted into a number of Units equal to the original principal amount of the promissory note divided by the conversion price of $1.00 per Unit. Each Unit consisted of approximately
1.428571 fully-paid shares of common

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - PRIVATE PLACEMENT OFFERINGS - SUBSCRIPTION RECEIVABLE / NOTES PAYABLE (CONTINUED)

stock and approximately .9857141 fully-paid shares of Series A Preferred Stock. The conversion of the $4,150,000 notes resulted in the issuance of 5,928,790 of common shares and 4,090,713 of Series A preferred shares.

NOTE 15 - STOCKHOLDERS' EQUITY

Common Stock

The Common Stock is $.001 par value common stock, 150,000,000 shares authorized. As of December 31, 2003, 37,144,668 common shares were issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock is to pay dividends of 8% of the original issuing price per share per annum, which are cumulative prior to any dividends on the common stock or any series of stock to be created. The holders of each share of Series A Preferred Stock are entitled to be paid out of available funds prior to any distributions to holders of common stock, in the amount of $1.00 per outstanding share plus all accrued dividends. The outstanding Series A preferred stockholders are entitled to vote as a separate class and are entitled to elect a majority of the directors that constitute the board at any time. The holders of the common shares are entitled to elect the remaining directors.

The Company may, upon approval of its Board (assuming the recusal from any such vote of all members of the Board elected by the Holders of the Series A preferred stock), redeem all or a portion of the outstanding shares of Series A preferred stock at a cost of the liquidation preference and all accrued and unpaid dividends.

Series B Preferred Stock

The Series B Preferred Stock is to pay dividends of 8% of the original issuing price per share per annum, which are cumulative prior to any dividends on the common stock and on parity with the payment of any dividend or other distribution on the Series A Preferred Stock and any other series of preferred stock that has similar characteristics. The holders of each share of Series B Preferred Stock are entitled to be paid out of available funds prior to any distributions to holders of common stock in the amount of $100.00 per outstanding share plus all accrued dividends.

At any time after the earlier of (i) five business days after the date on which the Company sells, assigns, transfers or refinances certain of its working interests in an exploration project located in Vermillion, Louisiana, and receives net proceeds equal to at least $10,000,000, or (ii) the third anniversary of the initial issuance date of the Series B Preferred Stock, the Company may, upon approval of its Board redeem all or a portion of the outstanding shares of Series B preferred stock at a cost of the liquidation preference and all accrued and unpaid dividends.

Series C Convertible Preferred Stock

The Series C Preferred Stock is to pay dividends of 6% of the original issue price ($10.00) per share per annum, which are cumulative prior to any dividends on the common stock and on parity with the payment of any dividend or other distribution on the Series A Preferred Stock, Series B Preferred Stock, and any other series of preferred stock that has similar characteristics. The holders of each share of Series C Convertible Preferred Stock are entitled to be paid out of available funds prior to any distributions to holders of common stock in the amount of $10.00 per outstanding share plus all accrued dividends. The holders of each share of Series C Preferred Stock may convert their shares to common stock at an initial conversion price of $2.00. This conversion price may be adjusted and reset if common stock is sold for less than the conversion price in effect at the time of the sale in addition to other criteria as set forth in the Certificate of Designation of Series C Preferred Stock "(Certificate of Designation"). If

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCKHOLDERS' EQUITY (CONTINUED)

these reset provisions are triggered then additional preferred stock dividends related to the beneficial conversion feature will be recorded.

The Company may redeem all or a portion of the outstanding shares of Series C Convertible Preferred Stock at a cost of the liquidation preference and all accrued and unpaid dividends. The redemption may occur at any time at the Company's sole discretion upon thirty days' written notice to the holders of the Series C Convertible Preferred Stock provided that (i) the average of the closing bid prices of the Corporation's Common Stock during the twenty trading days preceding the date of the "Redemption notice" as reported on the primary market or exchange on which the Corporation's Common Stock is then trading equals or exceeds $6.00 per share, and (ii) the shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock are subject to an effective registration statement permitting the public resale of such shares under the Securities Act of 1933, as amended (the "Act"). In the event that the Corporation redeems less than all of the outstanding Series C Convertible Preferred Stock, it shall redeem such shares pro rata among all the holders of the Series C Convertible Preferred Stock.

During the period from January 13, 2000 (inception) to December 31, 2000, the Company issued 112,000 shares of its common stock for $7,000 and 336,000 shares of its common stock as compensation to its officers. The Company valued the shares issued for compensation at $21,000, which was the fair market value as of the issuance date.

During 2001, the Company received $75,000 in proceeds from the issuance of 1,200,000 shares of common stock.

In February 2002, as partial consideration for the $10,000,000 private placement, the Company issued 3,285,100 shares of common stock and warrants to purchase 11,000,000 shares of common stock with an aggregate exercise price of $2.00 valued at $875,200, which were exercised May 31, 2002. The Company issued a warrant to purchase 450,000 shares of common stock, at an aggregate exercise price of $1, to a registered broker dealer as payment of a commission for services rendered in connection with the $10,000,000 private offering. The warrants were converted into 450,000 common shares of stock on May 31, 2002. The Company recorded this non-cash item as a loan cost of $45,000 based on the ascribed value of the warrants, which was charged to interest expense. The above common stock and warrants had an ascribed value of $.02 per share.

From February through August 2002, as consideration for services rendered in connection with the acquisition of the interest in Hell Hole Bayou, the Company issued to an unrelated party a warrant to purchase 300,000 shares of the Company's common stock at an exercise price of $2.25 per share valued at $3,000. This warrant will expire on February 20, 2005. As additional consideration the Company issued a warrant to purchase 100,000 shares of the Company's common stock at an aggregate exercise price of $1.00 valued at $10,000. The warrant was automatically deemed exercised upon the May 2002 Article Amendment. The ascribed value of the warrants, totaling $13,000, increased the cost of the Prospect interest purchased and was a non-cash item.

In April 2002, as additional incentive for the Gemini loan of $1,500,000, the Company issued to Trident a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $1.60 per share exercisable immediately. The warrant will expire on the earlier of April 30, 2012 or the note conversion date.

In April and May 2002, the Company issued and sold mandatory convertible promissory notes in the aggregate principal amount of $3,650,000 to three accredited investors pursuant to Rule 506. The maturity date of the notes was one year from the date of the notes. The offering generated gross proceeds to the Company of $3,650,000. The Company expensed a 10% commission with respect to this offering. Concurrent with the May 2002 Article Amendment, the Company effected a 1 for 5 reverse stock split of common stock shares and automatically converted the principal amount of those notes into an aggregate of 2,281,250 shares of common stock.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCKHOLDERS' EQUITY (CONTINUED)

In April and September 2002, the Company cancelled 448,000 shares of common stock, which were tendered to the Company for cancellation by former officers of the Company when it was named Expression Graphics, Inc.

Upon the May 2002 Article Amendment, the Company converted $4,150,000 of debt into 5,928,790 shares of common stock and 4,090,713 shares of Series A preferred stock.

During June and July 2002, the Company sold 1,893,338 shares of common stock in a private placement for $2.25 per share of which 155,000 shares were issuable as of December 31, 2002. The Company recorded $772,850 in offering costs and $26,307 in legal costs related to the private placement.

As consideration for services rendered in connection with the acquisition of the interest in Waha/Lockridge, the Company issued to an unrelated party a warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $2.25 per share valued at $140,000. This warrant will expire on August 7, 2005.

In September 2002, the Company authorized and designated 500,000 shares of Preferred Stock, as Series B Preferred Stock par value $.001 per share.

In September 2002, the Company converted $3,942,859 in promissory notes for 39,429 shares of the Company's Series B Preferred Stock. As of December 31, 2003, subscription receivable in the amount of $250,000 remained outstanding, which was included in the transfer of the non-core assets to the Series A and certain of the Series B Preferred Stock holders in February 2004 (see Note 21).

In September 2002, an investor exercised its option to invest an additional $550,000 in the Company, at the same terms and conditions as its initial investment. The investor issued the Company a subscription note for $550,000 and the Company in turn issued a note for $550,000. This $550,000 was immediately converted into a number of units equal to the original principal amount of the promissory note divided by the conversion price of $1.00 per unit. Each unit consisted of 1.428584 shares of common stock and approximately 0.009867 shares of Series B preferred stock. Accordingly, the $550,000 note was converted into 785,721 issuable shares of common stock and 5,427 issued Series A preferred stock. As of December 31, 2003, $175,000 of the subscription receivable remained outstanding. The subscription receivable and accrued interest were included in the transfer of the non-core assets to the Series A and certain of the Series B Preferred Stock holders in February 2004 (see Note 21).

In October 2002, as additional incentive for a lender to loan a total of $1,550,000 to the Company, the Company issued to the lender a warrant to purchase a total of 232,500 shares of the Company's common stock at an exercise price of $5.00 per share exercisable at any time through the expiration date of October 2005.

In November 2002, the Company sold 76,923 shares of common stock in a private placement for $3.25 per share of which 76,923 shares were issuable as of December 31, 2002. The Company recorded $25,000 in offering costs and $1,096 in legal costs related to the raise.

In December 2002, the Company converted $9,857,149 in promissory notes into 98,571 shares of the Company's Series B Preferred Stock.

In May 2003, the Company issued to the former Class B member of BWP and its designee (consisting of creditors and consultants of BWP) 3,300,000 shares of common stock and 1,650,000 warrants at an exercise price of $2.00 per share expiring in three years as consideration for its purchase of the 100% of the Class B Membership in BWP.

In May 2003, the Company authorized and designated 1,500,000 shares of Preferred Stock, as Series C Convertible Preferred Stock with a par value $.001 per share.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCKHOLDERS' EQUITY (CONTINUED)

Between May and July 2003, the Company sold 477,500 shares of Series C Convertible Preferred Stock in a private placement for $10.00 per share. The Company is required to register the resale of all shares of the common stock upon conversion of the Series C Preferred Stock, within 90 days of the date of termination of the offering. The Company recorded $307,200 in offering costs related to this offering. In February 2004, the Company's Series C Preferred shareholders converted all of their 477,500 shares of Series C Preferred Stock into 2,808,824 shares of the Company's common stock (see Note 21).

As discussed in Note 14, the Company entered into two securities purchase agreements with RAM during 2003. In connection with these agreements the Company has issued 950,000 shares of the Company's common stock to RAM in consideration of proceeds of $1,330,000.

In December 2003, RAM entered into an agreement with Lancer Offshore, Inc. and Lancer Partners, L.P. to purchase 14,097,672 shares of common stock and 103,500.07 shares of Series B Preferred Stock (collectively, the "Lancer Shares") for $5,280,948. Concurrent with the execution of the foregoing agreement, the Company entered into an agreement with RAM to purchase the Lancer Shares for $5,330,948 subject to RAM completing the purchase of the Lancer Shares which was finalized February 2004.

The preferred dividends accrued at December 31, 2003 amounted to $1,926,756 in total, of which $518,157, $1,242,975, and $165,625 pertained to Series A, B and C, respectively.

The preferred dividends accrued at December 31, 2002 amounted to $284,298 in total, of which $190,900 and $93,398 pertained to Series A and B, respectively.

Since the Company's common stock price exceeded the initial conversion price of the Series C Preferred Stock there was a beneficial conversion feature recorded as a preferred stock dividend in the amount of $2,763,250 as of December 31, 2003.

Stock Warrants

The Company had the following outstanding warrants to purchase its common stock at December 31, 2003 and 2002:

                      December 31, 2003              December 31, 2002
                  ---------------------------    ------------------------------
Expiration Date   Exercise Price     Shares      Exercise Price      Shares
---------------   --------------     ------      --------------      ------
  2/20/2005         $    2.25         300,000       $  2.25          300,000
  8/7/2005          $    2.25         100,000       $  2.25          100,000
  10/18/2005        $    5.00         112,500       $  5.00          112,500
  10/30/2005        $    5.00         120,000       $  5.00          120,000
  5/20/2006         $    2.00       1,650,000             -                -
  10/17/2006        $    5.00          50,000             -                -
  7/23/2008         $    1.60         150,000             -                -
  4/30/2012         $    1.60         275,000       $  1.60          150,000
                                    ---------                        -------

                                    2,757,500                        782,500
                                    =========                        =======

These warrants were issued in connection with the acquisition of Hell Hole, Potato Hills and Waha/Lockridge interests, the issuance and extension of convertible promissory notes and the waiver of certain loan convenants to the convertible noteholder.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCKHOLDERS' EQUITY (CONTINUED)

The weighted average grant-date fair value of warrants granted during 2003 and 2002 was $1,739,372 and $916,058, respectively.

Stock Options

The Company had the following outstanding common stock options to purchase its securities at December 31:

                                            2003                                2002
                              --------------------------------    --------------------------------
                                Number of       Exercise Price      Number of       Exercise Price
Description of Series         Options issued      Per Share       Options issued       Per Share
---------------------         --------------      ---------       --------------       ---------
Expire July 2004                   50,000          $   5.00                    -                -
Expire August 2008                500,000          $   2.30              500,000         $   5.00
Expire May 2006                   250,000          $   3.00                    -                -
Expire July 2006                   25,000          $   3.00                    -                -
Expire August 2008                200,000          $   3.00                    -                -
                                ---------                                -------

Common Stock                    1,025,000                                500,000
                                =========                                =======

The following tables summarize the Company's stock option activity and related information:

                                                Number of
                                                 Shares
                                                ---------
Balance as of December 31, 2001                         -

Granted                                           500,000
                                                ---------

Balance as of December 31, 2002                   500,000

Granted                                           525,000
                                                ---------

Balance as of December 31, 2003                 1,025,000
                                                ---------

                           OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
             -----------------------------------------------     --------------------------
                 Number of            Weighted      Weighted         Number        Weighted
Range of     Outstanding Shares       Average        Average     Exercisable at     Average
Exercise      at December 31,        Remaining      Exercise      December 31,     Exercise
 Prices             2003           Contract Life     Price            2003           Price
--------     ------------------    -------------    --------     --------------    --------
$   5.00           50,000              0.5          $   5.00         50,000        $   5.00
$   3.00          475,000              3.3          $   3.00        475,000        $   3.00
$   2.30          500,000              4.6          $   2.30        500,000        $   2.30

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - STOCKHOLDERS' EQUITY (CONTINUED)

                           OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
             -----------------------------------------------     --------------------------
                 Number of            Weighted      Weighted         Number        Weighted
Range of     Outstanding Shares       Average        Average     Exercisable at     Average
Exercise      at December 31,        Remaining      Exercise      December 31,     Exercise
 Prices             2003           Contract Life     Price            2003           Price
--------     ------------------    -------------    --------     --------------    --------
$   5.00          500,000              2.0          $   5.00        500,000        $   5.00

The weighted average grant-date fair value of options granted during 2003 and 2002 was $348,917 and $1,304,638, respectively.

In December 2002, the Company granted 100,000 options to each of the five directors of the Company for a total of 500,000 options as director compensation. The options, with an exercise price of $5.00 per share subject to adjustment, are exercisable immediately and expire on December 4, 2004. On August 8, 2003, the Company modified the terms of the 500,000 options granted to its directors in 2002 by reducing the option exercise price from $5.00 to $2.30 per share and extending the option expiration date from November 4, 2004 to August 4, 2008.

In May 2003, the Company granted 250,000 options to Sunrise Financial Group, Inc. ("Sunrise") as compensation for the consulting service Sunrise provided for a minimum of five months. The option, which is fully vested at December, 31, 2003, is exercisable at $3.00 per share and expires in three years. The option was valued at $516,400 and expensed.

In July 2003, the Company issued options to purchase 25,000 shares of the Company's common stock for $3.00 per share to designees of Stern & Co., Inc. in connection with their assistance in obtaining D&O insurance. The options are exercisable immediately and expire in three years. The options were valued at $41,700 using the Black Scholes Method and expensed.

In July 2003, the Company granted 50,000 options to Rhodes Ventures, S.A ("Rhodes") as compensation for the consulting service Rhodes will provide for twelve months. The option is exercisable at $5.00 per share and expires in one year. The option was valued at $23,100 and charged to deferred compensation. As of December 31, 2003, $22,100 has been charged to expense.

In August 2003 the Company issued 100,000 shares of common stock and granted options to purchase 200,000 shares of common stock to a newly appointed director as director compensation. The options vest immediately at an exercise price of $3.00 per share and will expire on August 3, 2008.

All stock options have been granted pursuant to stock option plans that were not subject to shareholder approval.

NOTE 16 - RELATED PARTY TRANSACTIONS - NOT DESCRIBED ELSEWHERE / CONCENTRATIONS

In 2003, the Company relied upon Touchstone USA to provide it with additional reserve assessment analysis and engineering services in connection with the exploration and development of its prospects.

The president of Touchstone USA is the managing member of PHT Gas, LLC, which was the general partner of PHT Partners, LP as of December 31, 2003.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RELATED PARTY TRANSACTIONS - NOT DESCRIBED ELSEWHERE / CONCENTRATIONS (CONTINUED)

In 2002, Mr. Harrington, the former President of the Company, initially provided services to the Company without compensation. In addition, an affiliate of the president provided accounting services to the Company without charge. For the three months ended March 31, 2002 the value of these services was de minimis. In accordance with the accounting treatment proscribed in the SEC Staff Accounting Bulletin Topic 5-T, the Company recorded as expense an amount representing the value of these services provided prospectively.

In June 2002, the Company borrowed funds in the amount of $300,000 from an affiliate of the president of the Company. The loan was repaid as of December 31, 2002.

During the first three months of 2002, two officers of the Company offset their compensation, valued at $53,750, against liabilities they had owed to the Company. No further offset was allowed by the Company.

In August 2002, the Company purchased 819,000 shares representing approximately 7% of ownership in BPK Resources, Inc. The Company and BPK Resources have one common director who is also president of BPK Resources. As of December 31, 2003, the Company held 864,500 shares of BPK Resources common stock.

The Company acquired 20,000 shares of common stock of ILCD, and in August 2002 the Company also loaned ILCD a total of $475,000. At the time of both of these transactions, the president of the Company was also the president of ILCD (see
Note 5).

During 2002, the Company and its subsidiary Knox-Miss entered into long-term consulting agreements of $6,000 and $3,000 per month, respectively, with ESC Consulting, Inc. At the time the contract was executed the president of ESC Consulting was also the president of FEQ Investments, Inc. (the former managing member of PHT Gas, LLC and CSR, LLC). Subsequently, the president of FEQ Investments resigned and a new president was appointed.

During 2002, the Company paid investment-banking fees of $200,000 and $260,000, respectively, to FEQ Investments, Inc. and KAB Investments, Inc. (a company under common ownership with FEQ Investments, Inc.). The investment banking fees related to the acquisition of certain oil and gas properties and certain convertible debt placements. As of December 31, 2002, $385,000 of these fees were capitalized as costs related to the acquisition of oil and gas properties. During 2002, $75,000 was recorded as prepaid loan fees which were amortized of the life of the loans.

During March 2003, the Company paid investment-banking fees of $60,000 to FEQ. The investment-banking fees related to the certain debt placements for the benefit of Knox Miss Partners, L.P.

In January 2003, LSP loaned FEQ (the former managing member of PHT Gas, LLC and CSR, LLC) $1,220,000 and received a 10% promissory note. As of December 31, 2003, principal in the amount of $5,000 remained outstanding along with $59,638 in accrued interest. In the fourth quarter of 2003, LSP loaned an additional $125,000 to FEQ which was outstanding at December 2003.

In January 2003, SPH paid the full balance of its outstanding subscription agreements amounting to $906,250.

In May 2003, FEQ paid the full balance of its outstanding promissory note amounting to $139,204, which included $3,204 of accrued interest.

In June 2003, Shannon M. Harrington Trust paid the full balance of its outstanding subscription agreement amounting to $76,834, which included $1,834 of accrued interest.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RELATED PARTY TRANSACTIONS - NOT DESCRIBED ELSEWHERE / CONCENTRATIONS (CONTINUED)

In June 2003, SPH Investments Profit Sharing Plan paid the full balance of its outstanding subscription agreement amounting to $25,611, which included $611 of accrued interest.

In June 2003, Tara J. Harrington Trust paid the full balance of its outstanding subscription agreement amounting to $76,834, which included $1,834 of accrued interest.

In June 2003, W. Stephen Harrington Trust paid the full balance of its outstanding subscription agreement amounting to $76,834, which included $1,834 of accrued interest.

During July and August, FEQ paid $305,000 of its outstanding subscription agreement. As of December 31, 2003, $175,000 remained outstanding along with $17,008 in accrued interest.

During 2003, the Company paid legal fees in cash and common stock amounting to $21,158 to Joseph Fioravanti. The legal fees related to various professional services rendered to the Company. Mr. Fioravanti is a current member of the Company's board of directors.

NOTE 17 - SUPPLEMENTARY CASH FLOW DISCLOSURES

Cash paid during the period for interest and income taxes was as follows:

                            December 31,
                      -----------------------
                         2003         2002
                      ----------   ----------
Interest paid         $  210,204   $  132,081
                      ==========   ==========

Income taxes paid     $        -   $        -
                      ==========   ==========

Non-Cash Investing and Financing Transactions

As consideration for services rendered in connection with the Prospect and the notes payable (see Note 7 and 13) the Company issued warrants. As a result, $13,000 and $45,000 were recorded as additional interest in the Prospect and as loan costs, respectively.

The Company recorded a reduction in the amount of its unrealized loss on the investment in marketable securities of $510,714 for the year ended December 31, 2003. The Company recorded an unrealized loss in the amount of $999,750 in connection with the Company's investment in marketable securities and warrants for the year ended December 31, 2002.

The Company incurred loan costs of $40,000 and $75,000 which were deducted from the proceeds of the loans from Trident in 2003 and 2002, respectively.

In 2002, loan costs of $80,000 and $75,000 were deducted from the proceeds of the $800,000 and $750,000 loan, respectively.

The Company recorded discounts on the Trident note payable of $600,000 and $1,500,000 due to the value of attached warrants and the beneficial conversion feature on the promissory note in 2003 and 2002, respectively (see Note 12).

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - SUPPLEMENTARY CASH FLOW DISCLOSURES (CONTINUED)

In 2002, the Company recorded a discount of $800,000 and $750,000, respectively, on two notes due to the value of attached warrants and the beneficial conversion feature on the promissory notes (see Note 12).

Two officers offset their salaries in the amount of $53,750 against subscriptions receivable for the Company's stock during the six months ended June 30, 2002.

The Company acquired various oil and gas interests of which the Company owed $52,996 as of December 31, 2003 and $1,164,135 as of December 31, 2002.

As consideration for 2002 services rendered in connection with the acquisition of interest in Waha/Lockridge, the Company issued warrants. The value of the warrants, which was $140,000, was recorded as other capitalized costs in the Waha/Lockridge Prospect.

In 2002, the Company converted the $3,942,826 and $9,857,149 notes payable to Lancer into shares of the Company's preferred Series B stock (see Note 12).

The Company recorded $1,642,458 and $284,298 in dividends in 2003 and 2002, respectively.

The Company recorded a dividend in the amount of $2,763,250 related to the beneficial conversion feature included in the Series C preferred stock issued in 2003.

The Company issued common stock and warrants to acquire its interest in BWP in 2003.

In 2003, the Company recorded $47,000 as the value of the stock granted by BPK for the extension of the maturity date of the note receivable owed by BPK.

In 2003, the Company recorded $242,900 as the value of the warrants granted to two lenders for the extension of the maturity dates of the loans from those lenders.

NOTE 18 - OPERATING LEASES

In September 2002, the Company entered into a lease agreement for office space. The lease period is for 61 months commencing on November 1, 2002. Rent will be $19,370 in year one, $20,115 in year two, $20,860 in year three, $21,605 in year four, and $22,350 in year five.

NOTE 19 - COMPREHENSIVE LOSS

Excluding net loss, the Company's source of comprehensive loss is from the net unrealized loss on its marketable debt securities, which are classified as available-for-sale. The following summarizes the components of comprehensive loss:

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - COMPREHENSIVE LOSS (CONTINUED)

                                                            Year Ended December 31,
                                                       --------------------------------
                                                          2003                2002
                                                       -------------      -------------
Net loss                                               $ (36,828,750)     $  (4,486,831)

Unrealized loss                                             (465,032)          (999,750)
Reclassification adjustment for loss realized
  in net loss above                                          975,746                  -
                                                       -------------      -------------

Unrealized gain (loss), net                                  510,714           (999,750)
                                                       -------------      -------------

Comprehensive loss                                     $ (36,318,036)     $  (5,486,581)
                                                       =============      =============

NOTE 20 - COMMITMENTS AND CONTINGENCIES

General

The oil and gas industry is subject to regulation by federal, state and local authorities. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry. The Company believes it is in compliance with all federal, state and local laws, regulations applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes these policies provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the Prospect.

Potential Loss of Oil and Gas Interests/ Payments Due

If the Company does not pay its share of future AFE invoices it may have to forfeit all of its rights in certain of its interests in the Prospect and any related profits. If one or more of the other members of the Prospect fail to pay their share of the Prospect costs, the Company may need to pay additional funds to protect its investment.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceeding

On or about May 3, 2003, Knox Miss filed a complaint in the District Court Of Harris County, Texas, 234th Judicial District against Clayton Williams Energy, Inc. (the "Defendant") as a result of Defendant's breach of that certain Exploration and Development Agreement dated on or about May 23, 2002 (the "Agreement"). Under the Agreement, Knox Miss has the right to participate for a 50% share of certain leases acquired by Defendant during the term of the Agreement. Although Knox Miss had elected to participate in the acquisition of certain additional leases and paid in excess of $1.7 million to Defendant between July and December 2002 in payment of its share of the acquisition costs, in April 2003, Defendant notified Knox Miss that it would not permit Knox Miss to participate, alleging that the foregoing payments were not received within the time frame set forth in the Agreement. Knox Miss seeks a declaratory judgment establishing its right under the Agreement to participate in the acquisition of the leases at issue and damages arising from Defendant's breach of the Agreement together with attorney's fees, interest and court costs. Defendant has denied all allegations.

On October 31, 2003, Defendant filed a counterclaim against Knox Miss and a third party petition against PHT Gas, LLC alleging that Knox Miss breached the Agreement by assigning an overriding royalty interest to PHT Gas, LLC in the area of mutual interest subject to the Agreement to PHT Gas, LLC. Defendant seeks a declaratory judgment establishing its rights under the Agreement and an order of specific performance compelling Knox Miss to convey the royalty interest to Defendant together with attorney's fees. Knox Miss has not answered the counterclaim and the parties are in settlement discussions with respect to both claims. As part of the Restructuring, all of the Company's interests and obligations in Knox Miss were sold in February 2004.

On or about March 4, 2004, the GHK Company, LLC, GHK/Potato Hills Limited Partnership, and Brian F. Egolf (collectively "Plaintiffs") commenced an action against Endeavour International Corporation ("Endeavour"), f/k/a Continental Southern Resources, Inc., (collectively "defendants") as well as BWP Gas, L.L.C. ("BWP") and HBA Gas, Inc. ("HBA") in Oklahoma City, Oklahoma. In the petition, Plaintiffs allege that CSOR intended to acquire a majority of the membership interests in BWP and that HBA in turn entered into an agreement to assign Plaintiff 2.5 million common shares of CSOR stock upon compliance by Plaintiffs with certain contractual obligations including but not limited to completion and initial commercial production of the Mary #2-34 well, along with the presentation of a developments plan and the commencement of the next exploration or development well in the Potato Hills Deep Prospect. Plaintiffs further allege in their petition that BWP, HBA and Endeavour are alter egos of each other and jointly and severally liable to Plaintiffs for failing to deliver Plaintiffs the CSOR common stock. Plaintiffs seek delivery of the stock as well as a temporary restraining order, a primary and permanent injunction (i) enjoining all dilutions of Plaintiff rights pertaining to CSOR stock; (ii) enjoining Endeavour from all future stock issuances and transfers of assets not in the ordinary course of business and (iii) prohibiting the alienation or encumbrance of the CSOR stock that is allegedly in Plaintiff's possession. Management intends to litigate vigorously and believes it has good and valid defenses. However, the action has just begun and counsel is unable to opine on the outcome of the litigation.

NOTE 21 - SUBSEQUENT EVENTS

On February 4, 2004, the Company issued a private placement offering of 125,000 shares of the Company's common stock, $.001 par value per share at $2.00 per share.

The Company exercised its call option to buy back the Knox Miss limited partnership interest from RAM on February 10, 2004 and issued 835,000 shares of the Company's common stock in full payment of the option.

On February 9, 2004, the Company issued a 3% promissory note to 1025 Investments, Inc. for $10,000.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - SUBSEQUENT EVENTS (CONTINUED)

On February 17, 2004, PHT issued a 3% promissory note to 1025 Investments, Inc. for $24,000.

On February 27, 2004, the Company announced that it has completed a series of mutually interdependent transactions that will significantly expand the scope and objectives of the company under the leadership of a new management team.

In an offering of common stock (the "Offering") that closed on February 26, 2004, the Company issued 25,000,000 shares of common stock at $2.00 per share in a private placement. The estimated net proceeds of the Offering were $46,000,000 after deduction of placement agent commissions of $2,500,000, financial advisory fees of $1,250,000 and offering expenses, estimated to be $250,000. In addition, warrants to purchase 700,000 shares of common stock at $2.00 per share were issued to the placement agent. The net proceeds were used for the purchase of 14,097,672 shares of the Company's common stock and 103,500.07 shares of the Company's Series B Preferred Stock for $5,330,948 (see Note 15), for repayment of the principal amount of Trident note in the amount of $1,500,000, and with the remainder to be used for general corporate purposes, including potential acquisitions. The Company is required to use its best efforts to file a registration statement with the Securities and Exchange Commission ("SEC") within six months of closing of the Offering to permit the public resale of the offered shares and the common stock reserved for issuance upon exercise of the placement agent warrants. If the Company offers equity securities in a private placement at a price or conversion price, as the case may be, less than $2.00 per share (other than shares reserved for issuance upon exercise of outstanding warrants or options, restricted stock or options granted pursuant to an incentive plan approved by the Company's board of directors, restricted stock or options issued to employees, directors, consultants or others for services rendered to the Company, or shares issued in connection with an acquisition), each holder of shares will have the opportunity to participate in any such Offering to maintain its relative percentage ownership interest in the Company. These rights will terminate at the earlier of (a) the effective date of a registration statement covering the public resale of the shares or (b) twelve months after closing of the Offering. In addition, certain of the Company's existing security holders that hold in the aggregate 11.2 million common shares or warrants to purchase common shares have registration rights to have their shares included in the registration statement described above to permit the public resale of their shares.

Concurrent with the closing of the Offering, the Company acquired (the "Merger") NSNV, Inc. ("NSNV"), through a merger with a newly created subsidiary of the Company CSOR Acquisition Corporation, resulting in NSNV becoming a wholly-owned subsidiary of the Company. NSNV was a private company owned by William L. Transier, John N. Seitz and PGS Exploration (UK) Limited ("PGS"), a United Kingdom corporation that is a provider of geophysical services. The former shareholders of NSNV received an aggregate of 12,500,000 common shares of the Company in the merger, representing approximately 18.9% of the Company's outstanding common stock immediately after the closing of the merger. Subsequent to the Merger, the Company was renamed "Endeavour International Corporation".

The Merger is intended to provide the Company with the following competitive advantages: (i) a pre-eminent seismic and geological database of the North Sea region and (ii) a proven and experienced management team comprised of Messrs. Transier and Seitz, each pursuant to three-year employment agreements, and certain other former executives of Ocean Energy, Inc. and Anadarko Petroleum Corporation. On December 16, 2003, NSNV and PGS entered into an agreement where, in exchange for certain consideration including, among other things, 18.5% of the outstanding stock of NSNV and a three-year product and service commitment, PGS agreed to grant NSNV the right to use 79,200 square kilometers of 3-D seismic and related data in the North Sea region, including the 3D Mega Merge and North Sea Digital Atlas databases. Under the agreement, NSNV is required to purchase products and services from PGS or certain of its affiliates that have an aggregate invoice value over three years of at least $4.5 million. PGS has also agreed to provide NSNV with product discounts and certain consultancy services during the term of the agreement.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - SUBSEQUENT EVENTS (CONTINUED)

Upon consummation of the Merger, the Company's sole officer, Stephen P. Harrington, and directors Humbert Power, Thomas Michael Curran and Gary Krupp resigned and William L. Transier and John N. Seitz became the Co-Chief Executive Officers and Directors.

In connection with the Merger, the shareholders of NSNV and the new management of the Company executed 12 month lock-up agreements covering each individual's respective holdings of the Company's common stock. In addition, all shareholders of the Company holding 500,000 or more shares of common stock prior to February 26, 2004 and the Company's former sole officer executed lock-up agreements. These shareholders will be subject to lock-up agreements for their common shares as set forth in the following table:

             % of Outstanding Shares
 Month         Subject to Lock-up
-------      -----------------------
 1 - 6                 95%
 7 - 9                 85%
10 - 12                75%

The lock-up agreements will terminate at the earlier of (i) the registration of the shares of (ii) 12 months after February 26, 2004.

Simultaneous with the consummation of the Merger and the Offering, the Company restructured various financial and shareholder related items (the
"Restructuring"). Specifically, the Company completed the following:

      - Repaid $1,500,000 principal amount of the Company's outstanding convertible notes;

      - Issued 1,026,624 shares of the Company's common stock in exchange for the $1,550,000 principal balance and accrued interest due under the Michael P. Marcus convertible debenture at a conversion price of $1.75;

      - Issued 375,000 shares of the Company's common stock in exchange for the $600,000 principal balance and accrued interest due under the Trident convertible debenture at a conversion price of $1.60;

      - Issued 2,808,824 shares of the Company's common stock upon conversion of all of the outstanding Series C Preferred Stock, and accrued dividends, at a conversion price of $1.70 per share;

      - Purchased all outstanding shares of Series A Preferred Stock and 20,212.86 shares of Series B Preferred Stock in exchange for certain of the Company's non-core assets (see below); and

      - Purchased 14,097,672 shares of common stock and 103,500.07 shares of Series B Preferred Stock from RAM Trading, Ltd. for $5,330,948 in cash.

The Company also sold the following non-core assets to the holders of the Series A Preferred Stock and certain holders of the Series B Preferred Stock:

      -     100% of the ownership interest in BWP Gas, LLC.;

      -     864,560 shares of restricted common stock of BPK Resources, Inc.;

      -     400,000 shares of common stock of Trimedia Group, Inc.;

      - Note receivable due from CSR Hackberry, LLC with a principal balance of $25,000;

      - Note receivable due from Snipes, LLC in the principal amount of $122,500;

      - Subscription receivable due from FEQ Investments in the principal amount of $175,000;

      - Subscription receivable due from GWR Trust in the principal amount of $250,000; and

      - Note receivable due from BPK Resources, Inc. with a principal balance of $670,000.

The Merger will be accounted for as a purchase of assets and not a business combination. Therefore, the consideration given will be allocated to the fair value of the identifiable assets and liabilities acquired. Any consideration given in excess of the fair value of identifiable assets acquired will be expensed.

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - SUBSEQUENT EVENTS (CONTINUED)

The following is a calculation of the consideration given:

Shares of common stock  issued            12,500,000
Price per share of the Offering        $        2.00
                                       -------------
Fair value of stock issued                25,000,000
Add: Capitalized merger costs                452,029
                                       -------------
Consideration given                    $  25,452,029
                                       =============

Capitalized merger costs are the estimated professional expenses for legal and accounting services.

The consideration given for the Merger will be allocated, on a preliminary basis, as follows:

Current assets                                                                  $     1,058,903
Property and equipment                                                               11,385,612
Intangible asset - workforce in place                                                 4,800,000
Other assets                                                                          3,500,000
Current liabilities                                                                  (2,477,475)
Long-term commitments                                                                (3,594,003)
                                                                                ---------------
Fair value of net identifiable assets acquired                                       14,673,037
Consideration                                                                       (25,452,029)
                                                                                ---------------
Consideration given in excess of fair value of identifiable assets acquired     $   (10,778,992)
                                                                                ===============

During the first quarter of 2004, the Company sold all of its limited partnership units in Knox Miss for $5,000,000 and received $500,000 in cash and a $4,500,000 short-term note that is secured by a pledge of the limited partnership interest.

Subsequent to the Merger, the Company issued restricted shares of common stock to its new management, directors and employees as follows:

                                                   Number of Shares            Vesting Period
                                                   ----------------            --------------
Inducement Grants                                     1,600,000        One third on January 1, 2005; One
                                                                       third on each January 1 thereafter
Inducement Grants                                       731,250        January 1, 2005
Grants under the 2004 Stock Incentive Plan (1)          500,000        One third on January 1, 2005; One
                                                                       third on each January 1 thereafter
Grants under the 2004 Stock Incentive Plan (1)          278,375        January 1, 2005
                                                      ---------

                                                      3,109,625
                                                      =========

(1) The 2004 Stock Incentive Plan is subject to the approval by a majority of our shareholders at the Company's 2004 Annual Shareholder Meeting.

In addition to the above restricted share grants, the Company granted options to purchase 2,140,000 shares of common stock at an exercise price of $2.00 to employees and directors. One third of these options vest on January 1, 2005 and an additional one-third on each January 1 thereafter. These options were granted under the 2004 Stock

                      CONTINENTAL SOUTHERN RESOURCES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - SUBSEQUENT EVENTS (CONTINUED)

Incentive Plan which is subject to the approval by a majority of our shareholders at the Company's 2004 Annual Shareholder Meeting.

As consideration for services rendered in connection with the purchase of the shares of common stock and Series B Preferred stock from RAM, the Company issued to an unrelated party 300,000 shares of its common stock.

NOTE 22 - SUPPLEMENTAL OIL AND GAS DISCLOSURES - UNAUDITED

Oil and Gas Reserves

The determination of oil and gas reserves is highly complex and interpretive. The estimates are subject to continuing changes as additional information becomes available.

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved development oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. The reserve data is based on studies prepared by a petroleum engineer. All proved developed reserves of oil and gas are located in Oklahoma.

The following table presents estimates of the Company's net proved developed gas reserves:

                                                            December 31,
                                                            ------------
                                                          2003      2002
                                                          ----      ----
Proved developed reserves (mcf), beginning of year            -         -

Purchase of proved developed reserves (mcf), in place    60,000         -
Production                                               (8,000)        -
Extension of reservoir                                        -         -
Revisions of previous estimates                               -         -
                                                        -------    ------

Proved developed reserves (mcf), end of year             52,000         -
                                                         ======    ======

Equity in reserves in equity method investees                 -         -
                                                         ======    ======

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

SFAS No. 69, "Disclosure about Oil and Gas Producing Activities", prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below.

Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates for where production occurs. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

The following summary sets forth the Company's future net cash flows relating to proved gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

                                                                             December 31,
                                                                      ------------------------
                                                                         2003           2002
                                                                      -----------     --------
Future cash inflows                                                   $   189,586     $      -
Future production costs                                                   (73,839)           -
Future development costs                                                        -            -
Future income tax expense                                                       -            -
                                                                      -----------     --------
Future net cash flows (undiscounted)                                      115,747            -

Annual discount of 10% for estimated timing                               (44,710)           -
                                                                      -----------     --------

Standardized measure of future net                                    $    71,037     $      -
                                                                      ===========     ========

Equity in standardized measure of equity method investees             $        -      $      -
                                                                      ===========     ========

Changes in Standardized Measure (Unaudited)

The following are the principal sources of change in the standardized measure of discounted future net cash flows at December 31:

                                                                2003           2002
                                                             -----------     --------
Standardized measure, beginning of period                    $         -     $      -
Net changes in prices and production costs                             -            -
Future development costs                                               -            -
Revisions of previous quantity estimates                               -            -
Extension of reservoir                                                 -            -
Sale of reserves in place                                              -            -
Accretion of discount                                                  -            -
Changes in income taxes, net                                           -            -
Purchased reserves                                                71,037            -
                                                             -----------     --------

Standardized measure, end of period                          $    71,037     $      -
                                                             ===========     ========

Equity in standardized measure of equity method investees    $         -     $      -
                                                             ===========     ========